UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Zoetis Inc.

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NOTICE OF 2020 ANNUAL MEETING AND PROXY STATEMENT

zoetis

Zoetis Inc. 10 Sylvan Way Parsippany, NJ 07054

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

WHEN Wednesday, May 20, 2020 8:30 a.m. Eastern Daylight Time WHERE Virtual meeting webcast at: www.virtualshareholdermeeting.com/ZTS2020 RECORD DATE Close of Business on March 26, 2020

ITEMS OF BUSINESS

1.   Election of Class I Directors until the 2023 Annual Meeting of Shareholders for a three-year term as set forth in this proxy statement

2.  An advisory vote to approve the company’s executive compensation (Say on Pay)

3.  An advisory vote on the frequency of future advisory votes on executive compensation (Say on Pay Frequency)

4.  Ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for 2020

5.  Such other business as may properly come before the Annual Meeting of Shareholders

HOW TO VOTE
Shareholders on the Record Date are entitled to vote in the following ways:

Call 1 (800) 690-6903 (toll free)	Visit www.proxyvote.com	Return a properly completed, signed and dated proxy card	Attend the Annual Meeting of Shareholders webcast and vote your shares

Sincerely yours,

Heidi C Chen

Executive Vice President,

General Counsel and Corporate Secretary

April 6, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020:

Zoetis Inc.’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available online at www.proxyvote.com. We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery. On or about April 6, 2020, we mailed to our shareholders a notice of internet availability of proxy materials. This notice contains instructions on how to access our Proxy Statement and 2019 Annual Report and vote online.

As used in this proxy statement, the terms “we”, “us”, “our”, the “company” or “Zoetis” refer to Zoetis Inc.

ZOETIS 2020 PROXY STATEMENT

PROXY SUMMARY

This summary highlights certain information in this proxy statement. As it is only a summary, please review the complete Zoetis Inc. Proxy Statement and 2019 Annual Report before you vote.

2020 ANNUAL MEETING

Time and Date	Wednesday, May 20, 2020, at 8:30 a.m. EDT
Place	Online virtual meeting at: www.virtualshareholdermeeting.com/ZTS2020
Record Date	Close of business on March 26, 2020
Voting	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.
Admission

Shareholders on the record date will be able to attend the Annual Meeting webcast, vote their shares electronically and submit questions online during the meeting by logging in to the website listed above using their 16-digit control number. Shareholders and guests who do not provide a 16-digit control number will still be able to attend the Annual Meeting in a listen-only mode, but will be unable to vote or ask questions.

2019 BUSINESS HIGHLIGHTS

In 2019, Zoetis again delivered strong operating performance by driving innovation across our business; delivering a superior experience for customers; and maintaining a diverse portfolio and integrated solutions across the continuum of animal care. We continued to deliver on our value proposition: growing revenue in line with or faster than the market; growing our adjusted net income faster than revenue; targeting key investment opportunities for growth; and returning excess capital to our shareholders.

[1]

Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange. Page 46 of our 2019 Annual Report on Form 10-K, filed with the SEC on February 13, 2020, contains a reconciliation of this non-GAAP financial measure to reported results under GAAP for 2019.

[2]

Adjusted net income and adjusted diluted EPS (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted EPS, excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Pages 48 to 51 of our 2019 Annual Report on Form 10-K, filed with the SEC on February 13, 2020, contain a reconciliation of these non-GAAP financial measures to reported results under GAAP for 2019.

ZOETIS 2020 PROXY STATEMENT	1

PROXY SUMMARY

MEETING AGENDA ITEMS

ITEM 1

ELECTION OF DIRECTORS

You are being asked to elect 4 directors – Gregory Norden, Louise M. Parent, Kristin C. Peck and Robert W. Scully – to hold office until the 2023 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

SUMMARY INFORMATION ABOUT OUR DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Additional information about our directors can be found under “Information About Directors” on pages 6 to 12.

	Juan Ramón Alaix	Paul M. Bisaro	Frank A. D’Amelio	Sanjay Khosla	Michael B. McCallister	Gregory Norden	Louise M. Parent	Kristin C. Peck	Willie M. Reed	Linda Rhodes	Robert W. Scully	William C. Steere, Jr.

Experience, Skills, Expertise

Academia									✓	✓

Animal Health	✓		✓	✓		✓		✓	✓	✓		✓

Consumer Products			✓	✓		✓						✓

Global Businesses	✓	✓	✓	✓		✓	✓	✓			✓	✓

Life Sciences	✓	✓	✓	✓		✓		✓	✓	✓		✓

Manufacturing & Supply			✓					✓

Marketing & Sales	✓	✓		✓	✓			✓				✓

Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓			✓	✓

Other Public Company Board Member		✓	✓	✓	✓	✓	✓	✓		✓	✓	✓

Public Company CEO	✓	✓			✓			✓		✓		✓

Public Company CFO; or Finance and Accounting			✓			✓					✓

Public Company GC, Compliance, or Corporate Governance		✓					✓

Research & Development									✓	✓

Demographic Background

Board Tenure

Full Years	7	4	7	6	7	7	6	<1	6	2	6	7

Age (as of April 6, 2020)

Years Old	68	59	62	68	67	62	69	48	65	70	70	83

Gender

Male	M	M	M	M	M	M			M		M	M

Female							F	F		F

LGBTQ (optional reporting)

Identify as LGBTQ

Race* (optional reporting)

Black or African American									✓

American Indian or Alaska Native

Asian				✓

White	✓	✓	✓		✓	✓	✓	✓		✓	✓	✓

Native Hawaiian or Other Pacific Islander

Other

Did not wish to identify

Ethnicity* (optional reporting)

Hispanic or Latino	✓

Not Hispanic or Latino		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Did not wish to identify

Director Nominee	Continuing Director	* Based on U.S. Census Bureau designations

ITEM 1 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. NORDEN, MS. PARENT, MS. PECK AND MR. SCULLY.

2	ZOETIS 2020 PROXY STATEMENT

PROXY SUMMARY

ITEM 2

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION (SAY ON PAY)

You are being asked to approve, on an advisory basis, our executive officer compensation program as described in the Compensation Discussion and Analysis and the Executive Compensation Tables and accompanying narrative disclosure, as provided on pages 24 to 57 of this proxy statement. We believe that our program incentivizes and rewards our leadership for increasing shareholder value and aligns the interests of our leadership with those of our shareholders on an annual and long-term basis.

The Compensation Committee’s compensation-related actions included the following:

●  Long-term incentive award mix. Beginning with long-term incentive awards granted in 2019, the Committee approved a change to the relative weighting of the types of long-term incentive awards that are granted to the company’s senior leaders (approximately 200 employees, including the NEOs), to increase the weighting of our performance-vesting restricted stock units from 33% to 50% of the total award. Additionally, the weighting of our time-vesting restricted stock units and stock options each decreased from 33% to 25% of the total award. We believe this greater emphasis on achieving the Relative Total Shareholder Return goal of our performance award units will better align the interests of our senior leaders, including the NEOs, with the interests of our shareholders and will further enhance the link between pay and performance in our compensation program.

●  Compensation Peer Group. The Committee annually reviews the company’s compensation peer group to provide a robust number of peer companies and a good balance of companies across the pharmaceutical, biotechnology, life sciences, and healthcare equipment industries that are similar in size and scope to Zoetis. As part of this annual review, Elanco Animal Health Incorporated and Illumina, Inc., were added to the peer group, replacing Bio-Rad Laboratories, Inc. and PerkinElmer, Inc. The revised peer group will be used by the Committee in making 2020 compensation decisions.

ITEM 2 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

ITEM 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION (SAY ON PAY FREQUENCY)

You are being asked to approve our practice of continuing to hold an annual advisory vote on executive compensation. We believe that an annual advisory vote is the best approach for our company because it allows our shareholders to provide timely, direct input on our executive compensation policies and practices.

ITEM 3 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS CONTINUING OUR CURRENT PRACTICE OF HOLDING AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION.

ZOETIS 2020 PROXY STATEMENT	3

PROXY SUMMARY

ITEM 4

RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

You are being asked to ratify our Audit Committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2020. KPMG has been our independent registered accounting firm since 2011.

The fees paid to KPMG are detailed on page 60.

One or more representatives of KPMG will be present at the 2020 Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

ITEM 4 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

4	ZOETIS 2020 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

ITEM 1	ELECTION OF DIRECTORS

Our Board of Directors currently consists of twelve directors divided into three classes. The directors hold office for staggered terms of three years and until their successors are elected and qualified, or until their earlier death, resignation or removal. One of the three classes is elected each year to succeed the directors whose terms are expiring. Our Board believes this structure is appropriate for the company as it allows for the continuity and stability of our Board and encourages a long-term strategic focus beneficial to the company and its stockholders.

The directors in Class I, whose terms expire at the 2020 Annual Meeting of Shareholders, are Gregory Norden, Louise M. Parent, Kristin C. Peck and Robert W. Scully. Each of these directors has been nominated by the Board of Directors, upon the recommendation of its Corporate Governance Committee, to stand for election for a term expiring at the 2023 Annual Meeting of Shareholders.

The Corporate Governance Committee considers a number of factors and principles in determining the slate of director nominees for election to the company’s Board, as discussed in the section titled “Director Nominations” below. The Corporate Governance Committee and the Board have evaluated each of Mr. Norden, Ms. Parent, Ms. Peck and Mr. Scully against the factors and principles Zoetis uses to select director nominees. Based on this evaluation, the Corporate Governance Committee and the Board have concluded that it is in the best interests of Zoetis and its shareholders for each of Mr. Norden, Ms. Parent, Ms. Peck and Mr. Scully to continue to serve as a director of Zoetis.

Our Board has appointed Heidi C. Chen and Katherine H. Walden as proxies to vote your shares on your behalf. The proxies intend to vote for the election of Mr. Norden, Ms. Parent, Ms. Peck and Mr. Scully unless you indicate otherwise on your proxy card, voting instruction form or when you vote by telephone or online. Each candidate has consented to being named in this proxy statement and serving as a director if elected. However, if any nominee is not able to serve, the Board can either designate a substitute nominee to serve in his or her place as a director or reduce the size of the Board. If the Board nominates another individual, the persons named as proxies may vote for such substitute nominee.

In order to be elected, a nominee must receive more votes cast “For” than “Against” his or her election. Abstentions and broker non-votes will have no effect on the outcome of the vote. See “Corporate Governance Principles and Practices—Majority Voting Standard for Director Elections” for more information about our procedures if a nominee fails to receive a majority of the votes in an uncontested election.

Our Board of Directors recommends that you vote on your proxy card or voting instruction form “For” the election of each of the Board’s nominees for election – Gregory Norden, Louise M. Parent, Kristin C. Peck and Robert W. Scully – to serve as directors of Zoetis until our 2023 Annual Meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal. The Board believes that each of these four nominees has a strong track record of being a responsible steward of shareholders’ interests and of bringing extraordinarily valuable insight, perspective and expertise to the Board. In each individual’s biography set forth on pages 7 to 8, we highlight specific experience, qualifications and skills that led the Board to conclude that each individual should continue to serve as a director of Zoetis.

ITEM 1 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. NORDEN, MS. PARENT, MS. PECK AND MR. SCULLY AS DIRECTORS.

ZOETIS 2020 PROXY STATEMENT	5

CORPORATE GOVERNANCE AT ZOETIS

INFORMATION ABOUT DIRECTORS

OUR DIRECTORS

The following table sets forth certain information regarding the director nominees and the directors of the company whose terms will continue after the 2020 Annual Meeting of Shareholders.

Name	Age(1)	Position(s) with the Company	Term Expires
Juan Ramón Alaix	68	Director	2022
Paul M. Bisaro*	59	Director	2022
Frank A. D’Amelio*	62	Director	2022
Sanjay Khosla*	68	Director	2021
Michael B. McCallister*	67	Non-Executive Chairman of the Board and Director	2022
Gregory Norden*	62	Director	2020(2)
Louise M. Parent*	69	Director	2020(2)
Kristin C. Peck	48	Chief Executive Officer and Director	2020(2)
Willie M. Reed*	65	Director	2021
Linda Rhodes*	70	Director	2021
Robert W. Scully*	70	Director	2020(2)
William C. Steere, Jr.*	83	Director	2021

*	Independent Director

(1)	As of April 6, 2020.

(2)	Nominee for re-election at the 2020 Annual Meeting for a term expiring in 2023.

6	ZOETIS 2020 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

OUR DIRECTOR NOMINEES

GREGORY NORDEN Age 62 Director since January 2013

Specific qualifications:

●  Corporate finance experience, including as former Chief Financial Officer of Wyeth

●  Experience in global healthcare and pharmaceutical industries

●  Accounting background, including as an audit manager at a major accounting firm

●  Public company director experience

Former Chief Financial Officer of Wyeth. Prior to his role as Chief Financial Officer of Wyeth, Mr. Norden held various senior positions with Wyeth Pharmaceuticals and American Home Products. Prior to his affiliation with Wyeth, Mr. Norden served as Audit Manager at Arthur Andersen & Co. Mr. Norden currently serves on the boards of Entasis Therapeutics, a leader in the discovery and development of breakthrough anti-infective products; NanoString Technologies, a provider of life science tools for translational research and development of molecular diagnostic products; Royalty Pharma, a leader in the acquisition of revenue-producing intellectual property; and Univision, the leading media company serving Hispanic America. Mr. Norden is a former director of Welch Allyn, where he served until 2015; Lumara Health, where he served until 2014; and Human Genome Sciences, Inc., where he served until 2012. In addition, Mr. Norden is the Managing Director of G9 Capital Group LLC, which invests in early stage ventures and provides corporate finance advisory services. Mr. Norden’s background in finance and experience as a senior executive in the global healthcare and pharmaceutical industries, along with his public company board experience, make him a valuable member of our Board.

LOUISE M. PARENT Age 69 Director since August 2013

Specific qualifications:

●  Legal, operations, senior management and global business experience as former General Counsel and executive of American Express

●  Experience in corporate governance, board matters, compliance and risk management

●  Global business experience

●  Public company director experience

Former Executive Vice President and General Counsel of American Express Company, a global services company that provides charge and credit card products and travel-related services, from 2003 to 2013. Since early 2014, Ms. Parent has served as Of Counsel at the law firm of Cleary Gottlieb Steen & Hamilton LLP. Ms. Parent brings deep experience in corporate governance and board matters, and in compliance and risk management, gained during her tenure with American Express, where she worked extensively with the Audit, Compensation, and Nomination and Governance committees in her role as General Counsel. Ms. Parent also served on the operating committee and global management team of American Express from 2003 through 2013, was a member of the board of American Express Centurion Bank through 2013 and served on the Supervisory Board of Deutsche Bank AG from 2014 to 2018. Ms. Parent currently serves on the board of Fidelity National Information Services Inc., a global financial services technology company. Ms. Parent holds a bachelor’s degree from Smith College and a law degree from Georgetown University Law Center. Ms. Parent’s experience in corporate governance, compliance, risk management and global management, along with her public company board experience and financial literacy, make her a valuable member of our Board.

ZOETIS 2020 PROXY STATEMENT	7

CORPORATE GOVERNANCE AT ZOETIS

KRISTIN C. PECK Age 48 Director since October 2019

Specific qualifications:

●  Knowledge and leadership of our company as its current CEO

●  Experience in animal health and pharmaceutical industries

●  Senior management and global business experience

●  Public company director experience

Chief Executive Officer since January 2020 and a member of the Zoetis Board of Directors since October 2019. Prior to becoming CEO, Ms. Peck was executive vice president and group president, U.S. Operations, Business Development and Strategy at Zoetis from March 2018 to December 2019. Ms. Peck previously served as our Executive Vice President and President, U.S. Operations from May 2015 to February 2018 and Executive Vice President and Group President from October 2012 through April 2015. In these roles, Ms. Peck helped usher Zoetis through its Initial Public Offering in 2013 and has been a driving force of change in areas including Global Manufacturing and Supply, Global Poultry, Global Diagnostics, Corporate Development, and New Product Marketing and Global Market Research. Before joining Zoetis, Ms. Peck served as Executive Vice President, Worldwide Business Development and Innovation at Pfizer Inc. and as a member of Pfizer’s Executive Leadership Team. Prior to joining Pfizer, Ms. Peck held roles at The Boston Consulting Group (BCG) as well as in private equity and real estate finance at The Prudential Realty Group, The O’Connor Group and J.P. Morgan. Ms. Peck has been a member of the Thomson Reuters’ Board of Directors since September 2016 and is also a member of the Advisory Board for the Deming Center for Quality, Productivity and Competitiveness at Columbia Business School. As a recipient of the 2019 Feather in Her Cap Award, she has been recognized for her leadership and contributions to the animal health industry, and her work in mentoring women and helping them advance their careers in animal health. Ms. Peck holds a bachelor’s degree from Georgetown University and an MBA from Columbia Business School. Ms. Peck’s knowledge and leadership of our company as its current CEO, her animal health and pharmaceutical industry experience, along with her public company board experience, make her a valuable member of our Board.

ROBERT W. SCULLY Age 70 Director since June 2013

Specific qualifications:

●  Experience in financial services and global management, including as a member of the Office of the Chairman of Morgan Stanley

●  Public company experience in risk management, audit and financial reporting

●  Mergers and acquisitions expertise

●  Public company director experience

Former member of the Office of the Chairman of Morgan Stanley. Mr. Scully has nearly 35 years of experience in the financial services industry. He served as a member of the Office of the Chairman of Morgan Stanley from 2007 until his retirement in January 2009, where he had previously been Co-President of the firm, Chairman of global capital markets and Vice Chairman of investment banking. Prior to joining Morgan Stanley in 1996, he served as a Managing Director at Lehman Brothers and at Salomon Brothers Inc. He currently serves on the boards of KKR & Co. Inc., a private equity and asset management firm; Chubb Limited, a global property and casualty company; and UBS Group AG, a global financial services company. Previously, he served as a director of Bank of America Corporation, GMAC Financial Services and MSCI Inc., and as a Public Governor of FINRA, Inc., the Financial Industry Regulatory Authority. Mr. Scully holds a bachelor’s degree from Princeton University and an MBA from Harvard Business School, where he previously served on its Board of Dean’s Advisors. Mr. Scully’s global management experience, financial acumen, M&A expertise and investor insights, along with his public company board experience, make him a valuable member of our Board.

8	ZOETIS 2020 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

CONTINUING DIRECTORS

JUAN RAMÓN ALAIX Age 68 Director since July 2012	Specific qualifications: ● Knowledge and leadership of our company as its first CEO ● Animal health industry expertise ● Global business experience ● Background in finance

Former Chief Executive Officer of Zoetis from July 2012 to December 2019. During his tenure as CEO, Zoetis became the global leader in animal health, with approximately $6 billion in revenue, a market capitalization of more than $60 billion, and several groundbreaking new medicines ranked among the top products in the animal health industry. Mr. Alaix is currently serving as an advisor to Zoetis through December 2020. Mr. Alaix has more than 35 years’ experience in finance and management, including 20 years in the human pharmaceutical industry. He joined Pfizer in 2003 and held various positions before serving as President of Pfizer Animal Health, our predecessor company, from 2006 to 2012. Prior to that, Mr. Alaix held various positions with Pharmacia, including Country President of Spain, from 1998 until Pharmacia’s acquisition by Pfizer in 2003. Earlier in his career, he served in general management with Rhône-Poulenc Rorer in Spain and Belgium. Mr. Alaix served as President of the International Federation for Animal Health (IFAH), now known as HealthforAnimals, from 2011 to 2013 and he continues to serve as a member of its board and executive committee. HealthforAnimals represents manufacturers of veterinary medicines, vaccines and other animal health products in developed and emerging markets. In 2018, he was awarded the Deming Cup for Operational Excellence from Columbia Business School for his achievements as Zoetis CEO. A native of Spain, Mr. Alaix received a graduate degree in economics from the Universidad de Madrid. Mr. Alaix’ knowledge and leadership of our company as its first CEO, his business and management experience, and his experience in the animal health industry make him a valuable member of our Board.

PAUL M. BISARO Age 59 Director since May 2015

Specific qualifications:

●  Senior management experience, including as former CEO of Actavis plc (formerly Watson Pharmaceuticals) and Impax Laboratories, Inc.

●  Experience in global healthcare and pharmaceutical industries

●  Expertise in mergers and acquisitions

●  Public company director experience

Former Executive Chairman of Amneal Pharmaceuticals, Inc., a specialty pharmaceutical company, from May 2018 to August 2019. Amneal was formed by the merger of Amneal Pharmaceuticals LLC and Impax Laboratories, Inc., where Mr. Bisaro formerly served as President and Chief Executive Officer from March 2017 to May 2018. Mr. Bisaro was previously the Executive Chairman of the board of directors of Allergan plc (formerly Actavis plc) from July 2014 to October 2016. Until June 2014, Mr. Bisaro served as Board Chairman, President and Chief Executive Officer of Actavis (formerly Watson Pharmaceuticals). He was appointed President, Chief Executive Officer and a member of the board of Watson in September 2007 and was later appointed Board Chairman in October 2013. Prior to Watson, Mr. Bisaro was President, Chief Operating Officer and member of the board of Barr Pharmaceuticals, Inc. Mr. Bisaro served as Barr’s General Counsel from 1992 to 1999, and from 1997 to 1999 served in various additional capacities including Senior Vice President – Strategic Business Development. Prior to Barr, Mr. Bisaro was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds from 1989 to 1992. Mr. Bisaro currently serves on the Board of TherapeuticsMD, Inc., a women’s health pharmaceutical company, and on the Board of Visitors of The Catholic University of America’s Columbus School of Law. Mr. Bisaro previously served on the boards of Allergan plc from 2007 to 2018, Zimmer Biomet Holdings, Inc., a world leader in musculoskeletal health solutions, from 2013 to 2017 and Amneal Pharmaceuticals (and its predecessor Impax) from March 2017 to August 2019. Mr. Bisaro holds an undergraduate degree in General Studies from the University of Michigan and a Juris Doctor from The Catholic University of America in Washington, D.C. Mr. Bisaro’s business, management and leadership experience, his understanding of the pharmaceutical industry, and his public company board experience make him a valuable member of our Board.

ZOETIS 2020 PROXY STATEMENT	9

CORPORATE GOVERNANCE AT ZOETIS

FRANK A. D’AMELIO Age 62 Director since July 2012

Specific qualifications:

●  Experience in finance and accounting and senior management, including as CFO of Pfizer

●  Expertise in mergers and acquisitions

●  Global business experience

●  Public company director experience

Chief Financial Officer and Executive Vice President, Global Supply and Business Operations of Pfizer, a global pharmaceutical company, since October 2018, and a member of Pfizer’s Senior Executive Leadership Team. Mr. D’Amelio previously served as Pfizer’s Executive Vice President, Business Operations and Chief Financial Officer from December 2010 to September 2018. He joined Pfizer in September 2007 and held various positions, including Senior Vice President and Chief Financial Officer. From November 2006 to August 2007, Mr. D’Amelio was the Senior Executive Vice President of Integration and Chief Administrative Officer at Alcatel-Lucent, S.A., a global telecommunications equipment company. Prior to the merger of Alcatel and Lucent Technologies in 2006, Mr. D’Amelio was the Chief Operating Officer of Lucent Technologies, with responsibility for leading business operations, including sales, the product groups, the services business, the supply chain, information technology operations, human resources and labor relations. In 2001, he was appointed Executive Vice President and Chief Financial Officer of Lucent and in 2004 was promoted to be Executive Vice President, Chief Administrative Officer and Chief Financial Officer and helped lead the company through one of the most challenging periods in the telecom industry’s history and returned the company to profitability. Mr. D’Amelio currently serves as a member of the board of Humana Inc., a health care company that offers a wide range of insurance products and health and welfare services. He also serves on the board of the Independent College Fund of New Jersey, and formerly served as a member of the National Advisory Board of JPMorgan Chase & Co. Mr. D’Amelio earned his MBA in Finance from St. John’s University and his bachelor’s degree in Accounting from St. Peter’s College. Mr. D’Amelio’s senior management experience and finance expertise, along with his public company board experience, make him a valuable member of our Board.

SANJAY KHOSLA Age 68 Director since June 2013

Specific qualifications:

●  International business and management experience, including as EVP and President, Developing Markets of Mondelēz International

●  Global operational experience, including in developing markets

●  Experience in animal health industry

●  Public company director experience

Former Executive Vice President and President, Developing Markets of Mondelēz International from 2007 to 2013. Mr. Khosla brings more than 35 years of international business experience from his career with food, beverage and consumer product leaders such as Mondelēz, Kraft, Fonterra and Unilever, where he managed various business units, particularly in developing markets. As President, Kraft Foods, Developing Markets (now Mondelēz International) from 2007 to 2013, Mr. Khosla transformed the $5 billion business into a $16 billion business, while significantly improving profitability. He also has animal health experience from his three-year tenure from 2004 to 2007 as Managing Director of Fonterra Brands and Food Service, a multinational dairy cooperative based in New Zealand. Mr. Khosla formerly served on the board of Iconix Brand Group, Inc., a company that licenses and markets a portfolio of consumer brands, from 2016 to 2018. From 2008 until 2015, he served on the board of Best Buy, Inc., a specialty retailer of consumer electronics, personal computers, entertainment software and appliances, and from 2002 to 2017, he served on the board of NIIT, Ltd., a company involved in technology-related educational services. Mr. Khosla holds a bachelor’s degree in electrical engineering from the Indian Institute of Technology in New Delhi. Mr. Khosla also completed the Advance Management Program at Harvard Business School. Mr. Khosla is currently a senior fellow and adjunct professor at the Kellogg School of Management, Northwestern University and a Senior Advisor for the Boston Consulting Group. Mr. Khosla is also CEO of Bunnik LLC, a management consulting firm. Mr. Khosla’s international business and management experience, along with his public company board experience, make him a valuable member of our Board.

10	ZOETIS 2020 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

MICHAEL B. MCCALLISTER Age 67 Director since January 2013 Board Chair since June 2013	Specific qualifications: ● Senior management experience, including as former CEO of Humana ● Accounting background ● Corporate governance experience ● Public company director experience

Former Chairman of the Board and CEO of Humana Inc. Humana is a health care company that offers a wide range of insurance products and health and welfare services. Mr. McCallister joined Humana in 1974 and was its Chief Executive Officer from February 2000 until his retirement in December 2012. During his tenure as CEO, Humana gained a reputation as one of the industry’s leading people-focused innovative companies, leveraging products, processes and technology to help individuals take control of their own health. He also served as Chairman of the Board of Humana from 2010 to 2013. Mr. McCallister served for many years on the board of the Business Roundtable and was Chairman of its Health and Retirement Task Force. He currently serves on the boards of AT&T and Fifth Third Bank. Mr. McCallister holds a bachelor’s degree in Accounting from Louisiana Tech University and an MBA from Pepperdine University. Mr. McCallister’s senior management experience in the healthcare industry, along with his public company board experience, make him a valuable member of our Board.

WILLIE M. REED Age 65 Director since March 2014

Specific qualifications:

●  Thought leadership in the animal health community, including as Dean of the College of Veterinary Medicine at Purdue University

●  Doctorates in veterinary medicine and pathology

●  Expertise in infectious diseases, avian pathology, veterinary medicines, diagnostics and vaccines

●  Senior management experience

Dean of the College of Veterinary Medicine at Purdue University since 2007. Dr. Reed has more than 35 years of experience in animal health and veterinary medicine, gained during his tenure at Purdue University and Michigan State University, and as a Diplomate of the American College of Veterinary Pathologists and Charter Diplomate of the American College of Poultry Veterinarians. Dr. Reed has served as President of the Association of American Veterinary Medical Colleges, President of the American Association of Veterinary Laboratory Diagnosticians, President of the American Association of Avian Pathologists and Chair of the American Veterinary Medical Association Council on Research. He has served on a number of committees for the National Institutes of Health and the United States Department of Agriculture. Dr. Reed has a DVM from Tuskegee University, and a Ph.D. in Veterinary Pathology from Purdue University. Dr. Reed’s expertise in veterinary medicines, diagnostics and vaccines and his thought leadership in the animal health community make him a valuable member of our Board.

ZOETIS 2020 PROXY STATEMENT	11

CORPORATE GOVERNANCE AT ZOETIS

LINDA RHODES Age 70 Director since August 2017

Specific qualifications:

●  Broad animal health industry experience, including as CEO of animal health start-up company and founder of animal health contract research organization

●  Experience in private veterinary practice

●  Doctorates in veterinary medicine and physiology

●  Public company director experience

Former Chief Scientific Officer and Chief Executive Officer of Aratana Therapeutics. Dr. Rhodes served as Chief Scientific Officer of Aratana Therapeutics from 2012 to 2016 and served as its Chief Executive Officer and Board member from 2011 to 2012. Dr. Rhodes has extensive experience as a research scientist, academic, veterinary practitioner and business leader, spanning nearly 30 years across the animal health industry. She is a founder of AlcheraBio, LLC, a veterinary contract research organization, and held various research positions with Merial, Merck and Company, and Sterling-Winthrop Drug Company. Dr. Rhodes also held several teaching positions and worked as a bovine veterinarian in private practice for many years. Dr. Rhodes served as a member of the Board of Directors of ImmuCell Corporation from 2005 until 2017. She is currently an adjunct faculty member of the Graduate Program in Endocrinology and Animal Biosciences at Rutgers University in New Brunswick, New Jersey. She serves on the Scientific Advisory Board of the Found Animals Foundation and on the Board of Directors of the Alliance for Contraception in Cats and Dogs. Dr. Rhodes earned her Ph.D. in Physiology from Cornell University and her VMD from the University of Pennsylvania. Dr. Rhodes’ experience as a research scientist, academic, veterinary practitioner, entrepreneur and business leader, her public company board experience and her knowledge of the animal health business make her a valuable member of our Board.

WILLIAM C. STEERE, JR. Age 83 Director since January 2013	Specific qualifications: ● Senior management experience, including as former CEO of Pfizer ● Global business experience ● Knowledge of animal health business ● Public company director experience

Chairman Emeritus of Pfizer, a global biopharmaceutical company, since July 2001. Mr. Steere joined Pfizer in 1959 and held various positions, including Chief Executive Officer from 1991 until 2000, Chairman of the board of directors from 1992 until 2001, and member of the board of directors until 2011. Mr. Steere also served on the boards of Dow Jones & Company, Inc. until 2007; MetLife, Inc. until 2010; and Health Management Associates, Inc. until 2014. Mr. Steere’s business and senior management experience, his public company board experience and his knowledge of the animal health business obtained through his service with Pfizer make him a valuable member of our Board.

12	ZOETIS 2020 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

KEY CORPORATE GOVERNANCE FEATURES

Topic	Zoetis Key Corporate Governance Feature
Board Quality and Independence

●   Board consists of highly qualified, experienced and diverse directors with relevant expertise for overseeing our strategy, capital allocation, performance, succession planning and risk

●   All directors are independent other than our current CEO and former CEO

Independent Board Chair	● Board Chair is an independent director and is elected by the Board annually
Board Committees	● Four Board committees – Audit, Compensation, Corporate Governance, Quality and Innovation – are composed entirely of independent directors
Executive Sessions	● Directors hold regularly scheduled executive sessions where directors can discuss matters without management presence ● Independent Board Chair presides over all executive sessions of the Board

Board Oversight of Risk	● Risk oversight by full Board and committees
Proxy Access	● Our shareholders have a proxy access right
Board Oversight of Management Succession	● Board regularly reviews and discusses succession plans for CEO and other key executives
Board Self-Evaluation	● Our Board conducts an annual evaluation of itself and each of its committees
Accountability

●   In uncontested director elections, our directors are elected by a majority of votes cast

●   Each share of common stock is entitled to one vote

●   Code of Business Conduct and Ethics for Directors fosters culture of honesty and accountability

●   Anti-hedging and anti-pledging policies covering directors and employees

●   Claw-back policy covering incentive compensation paid to executives

Director Stock Ownership	● Each non-employee director is required to hold Zoetis stock worth at least $500,000 (including share equivalent units), to be acquired within five years of joining our Board
Open Lines of Communication

●   Processes in place to facilitate communication with shareholders and other stakeholders

●   Board promotes open and frank discussions with management and there is ongoing communication between our Board (including the Board/Committee Chairs) and management

●   Our directors have access to all members of management and other employees and are authorized to hire outside advisors at the company’s expense

Board Refreshment	● Led by the Corporate Governance Committee, the Board regularly reviews the Board’s composition
Director Orientation and Continuing Education

●   Comprehensive orientation for new directors, including on corporate responsibility and ESG topics

●   Continuing education consisting of in-house presentations, presentations by industry and subject matter experts, third-party director courses and site and customer visits

Board Diversity

●   Diverse board with female and racial/ethnic representation

●   Board considers diversity of skills, experience, race, ethnicity, gender, cultural background and thought among directors when evaluating director nominees

●   The Corporate Governance Committee considers, and asks search firms to include in candidate lists, diverse director candidates who meet applicable search criteria

Corporate Responsibility & Sustainability

●   Our Board and committees oversee the company’s sustainability practices, including animal welfare, human capital management, diversity and inclusion, pay equity, compliance, environmental, health and safety and manufacturing quality matters, public policy issues and corporate governance

ZOETIS 2020 PROXY STATEMENT	13

CORPORATE GOVERNANCE AT ZOETIS

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

DIRECTOR INDEPENDENCE

It is the policy of our company, and a requirement under New York Stock Exchange (“NYSE”) listing standards, that a majority of our Board consists of independent directors. To assist it in determining director independence, our Board has adopted categorical independence standards, referred to as our Director Qualification Standards, which meet the independence requirements of the NYSE. Our Director Qualification Standards can be found on our website at www.zoetis.com under About Us—Corporate Governance.

To be considered “independent” under our Director Qualification Standards, a director must be determined by our Board to have no material relationship with the company other than as a director. In addition, under our Director Qualification Standards, a director is not independent if the director is, or has been within the last three years, an employee of the company or an employee of any subsidiary of the company’s consolidated group for financial reporting.

From January 1, 2019 to October 1, 2019, our Board of Directors consisted of eleven directors: Juan Ramón Alaix, Paul M. Bisaro, Frank A. D’Amelio, Sanjay Khosla, Michael B. McCallister, Gregory Norden, Louise M. Parent, Willie M. Reed, Linda Rhodes, Robert W. Scully and William C. Steere, Jr. On October 2, 2019, the Board was expanded in size to twelve directors and Kristin C. Peck was elected to serve on our Board.

On February 11, 2020, our Board completed its annual review of director independence and affirmatively determined that Ms. Parent, Dr. Reed, Dr. Rhodes, and Messrs. Bisaro, D’Amelio, Khosla, McCallister, Norden, Scully and Steere are independent under NYSE listing standards and our Director Qualification Standards. The only non-independent directors under NYSE listing standards and our Director Qualification Standards are Mr. Alaix, due to his prior employment as the company’s CEO and current service as an advisor to the company through December 31, 2020, and Ms. Peck, due to her current employment as the company’s CEO and prior service as a Zoetis executive officer.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Principles, which can be found on our website at www.zoetis.com under About Us—Corporate Governance, provide the Board flexibility in determining its leadership structure. Currently, Kristin C. Peck serves as our CEO and Michael B. McCallister serves as Chairman of our Board. The Board believes that this leadership structure, which separates the CEO and the Board Chair roles, is optimal at this time because it allows Ms. Peck to focus on operating and managing our company, while Mr. McCallister can focus on the leadership of the Board. The Board Chair presides over all meetings of our shareholders and of the Board as a whole, including its executive sessions, and performs such other duties as may be designated in our By-laws or by the Board. The Board periodically evaluates our leadership structure and will determine whether continuing the separate roles of CEO and Board Chair is in the best interest of the company and its shareholders based on circumstances existing at the time.

DIRECTOR ATTENDANCE

During 2019, our Board met ten times. Each of our directors attended at least 75% of the meetings of the Board and Board committees on which he or she served during 2019.

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BOARD COMMITTEE MEMBERSHIP

Our Board has a standing Audit Committee, Compensation Committee, Corporate Governance Committee, and Quality and Innovation Committee. The written charter of each of our standing committees is available on our website at www.zoetis.com under About Us—Corporate Governance. Each committee has the authority to hire outside advisors at the company’s expense. All of the members of each of our committees are independent under NYSE listing standards and our Director Qualification Standards, and the members of our Audit Committee and Compensation Committee satisfy the additional NYSE and Exchange Act (in the case of the Audit Committee) independence requirements for members of audit and compensation committees. The following table lists the Chair and current members of each committee and the number of meetings held in 2019.

Committee

Name	Independent	Audit	Compensation	Corporate Governance	Quality and Innovation

Juan Ramón Alaix	no

Paul M. Bisaro	yes

Frank A. D’Amelio	yes

Sanjay Khosla	yes

Michael B. McCallister	yes

Gregory Norden	yes

Louise M. Parent	yes

Kristin C. Peck	no

Willie M. Reed	yes

Linda Rhodes	yes

Robert W. Scully	yes

William C. Steere, Jr.	yes

Number of Meetings in 2019		8	10	6	4

                     Chair              Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Robert W. Scully (Chair), Paul M. Bisaro, Sanjay Khosla, Gregory Norden and Louise M. Parent. All of the current members are independent under NYSE listing standards (including the additional standards applicable to members of compensation committees) and our Director Qualification Standards. None of the current members is a former or current officer or employee of Zoetis or any of its subsidiaries. None of the current members has any relationship that is required to be disclosed under this caption under the rules of the SEC. During 2019, no executive officers of the company served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the company’s Compensation Committee or Board.

ZOETIS 2020 PROXY STATEMENT	15

CORPORATE GOVERNANCE AT ZOETIS

PRIMARY RESPONSIBILITIES OF BOARD COMMITTEES

Board Committees	Responsibilities
AUDIT COMMITTEE All Members Independent All Members Financially Literate Each of Mr. D’Amelio, Mr. Norden and Mr. Scully qualifies as an “audit committee financial expert”

●   Oversees the integrity of our financial statements and system of internal controls

●   Sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent public accounting firm

●   Oversees the performance of our internal audit function

●   Reviews reports from management, legal counsel and third parties (including our independent public accounting firm) relating to the status of our compliance with laws, regulations and internal procedures

COMPENSATION COMMITTEE All Members Independent

●   Responsible for approving our overall compensation philosophy

●   Oversees our compensation and benefit programs, policies and practices and manages the related risks

●   Annually establishes the corporate goals and objectives relevant to the compensation of our CEO, reviews the goals established by our CEO for our other executive officers and evaluates their performance in light of these goals

●   Recommends to the Board the compensation of our CEO and approves the compensation of our other executive officers

●   Administers our incentive and equity-based compensation plans

CORPORATE GOVERNANCE COMMITTEE All Members Independent

●   Responsible for the company’s corporate governance practices, policies and procedures

●   Identifies and recommends candidates for election to our Board; recommends members and chairs of Board committees

●   Advises on and recommends director compensation for approval by the Board

●   Administers our policies and procedures regarding related person transactions

QUALITY AND INNOVATION COMMITTEE All Members Independent

●   Evaluates our strategy, activities, results and investment in research and development and innovation

●   Oversees compliance with processes and internal controls relating to our manufacturing quality and environmental, health and safety (“EHS”) programs; reviews organizational structures and qualifications of key personnel in our supply chain, manufacturing quality and EHS functions

BOARD’S ROLE IN RISK OVERSIGHT

As one of its primary responsibilities, the Board of Directors as a whole and through its committees oversees the company’s risk management, including our Enterprise Risk Management program. Management provides regular reports to the Board on the areas of material risk to the company, and the Board discusses with management the company’s major and emerging risks, including operational, technology, privacy, data and physical security, disaster recovery, legal and regulatory risks. In addition, the Board regularly reviews the company’s strategy, finances, operations, legal and regulatory developments, research and development, manufacturing quality and competitive environment, as well as the risks related to these areas.

The Audit Committee oversees the management of risks related to financial reporting and the annual internal audit risk assessment, which identifies and prioritizes risks related to the company’s internal controls in order to develop internal audit plans for future fiscal years. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements. The Corporate Governance Committee oversees risks associated with potential conflicts of interest and the management of risks associated with the independence of the Board, as well as the effectiveness of our Corporate Governance Principles and the Board’s compliance with our Code of Business Conduct and Ethics. The Quality and Innovation Committee oversees risks related to manufacturing quality and environmental, health and safety matters, as well as risks associated with our strategy and investments in research and development

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and external innovation. Each committee of the Board provides periodic reports to the full Board regarding their areas of responsibility and oversight. We believe that our Board’s active role in risk oversight supports our efforts to manage areas of material risk to the company.

BOARD’S ROLE IN CEO AND MANAGEMENT SUCCESSION

Our Board is responsible for planning for succession to the position of CEO as well as other senior management positions. Our Board works together with the CEO to review annual assessments of senior management and other persons considered potential successors to certain senior management positions.

SUSTAINABILITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) OVERSIGHT

Sustainability and ESG issues are an important priority for the Board and the company. The Board oversees the company’s sustainability and ESG practices primarily through its committees, but the full Board retains ultimate responsibility for oversight of the company’s overall sustainability strategy. In addition, the Board maintains oversight of certain areas including talent, employee engagement, diversity and inclusion, company culture, and anti-harassment and anti-discrimination, and receives periodic updates from management on these topics.

Corporate Governance Committee. The Corporate Governance Committee takes a leadership role in shaping the company’s corporate governance principles and practices. It also maintains an informed status on corporate social responsibility and public policy issues and plays a key role in supporting the company’s participation and visibility as a global corporate citizen. It receives regular updates on corporate governance practices and developments from the company’s General Counsel and other members of management.

Audit Committee. The Audit Committee has responsibility for the company’s policies, systems and controls designed to promote ethical behavior and compliance with applicable legal and regulatory requirements. It receives regular updates from the company’s Chief Compliance Officer.

Quality and Innovation Committee. The Quality and Innovation Committee has responsibility for the company’s manufacturing quality and environmental, health and safety matters. It receives regular updates from the company’s President of Global Manufacturing and Supply.

Compensation Committee. The Compensation Committee has responsibility for overseeing the administration of the company’s compensation and benefit programs, policies and practices and evaluating any risks related to the company’s compensation policies and practices. The Compensation Committee receives regular updates from the company’s Chief Human Resources Officer.

MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS

Our By-laws contain a majority voting standard for all uncontested director elections. Under this standard, a director is elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. Our Corporate Governance Principles provide that every nominee for director is required to agree to tender his or her resignation if he or she fails to receive the required majority vote in an uncontested director election. Our Corporate Governance Committee will recommend, and our Board of Directors will determine, whether or not to accept such resignation. The Board will then publicly disclose its decision-making process and the reasons for its decision.

In the event of a contested election, the director nominees will be elected by the affirmative vote of a plurality of the votes cast. Under this standard, in a contested election the directors receiving the highest number of votes in favor of their election will be elected as directors.

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CORPORATE GOVERNANCE AT ZOETIS

BOARD EVALUATION

Our Board conducts an annual self-evaluation of itself and its committees to assess its effectiveness and to identify opportunities for improvement. Our Board has successfully used this process to evaluate Board and committee effectiveness and identify opportunities to strengthen the Board, and believes that this process supports its continuous improvement.

DIRECTOR NOMINATIONS

The Corporate Governance Committee considers and recommends the annual slate of director nominees for approval by the full Board. When evaluating director candidates, the Corporate Governance Committee considers, among other factors: the candidate’s integrity; independence; leadership and ability to exercise sound judgment; animal health or veterinary expertise; public company executive or board experience; significant operations, manufacturing or research and development experience; as well as other areas relevant to the company’s global business. The Corporate Governance Committee is responsible for considering the appropriate size and needs of the Board, and may develop and recommend to the Board additional criteria for Board membership. The Board considers diversity of skills, experience, race, ethnicity, gender, cultural background and thought among directors when evaluating director nominees. Our Corporate Governance Committee also considers, and asks search firms to include in candidate lists, diverse director candidates who meet applicable search criteria.

The Corporate Governance Committee will consider director candidates recommended by shareholders. Recommendations should be sent to the Chair of the Corporate Governance Committee (in the manner described below) by November 18, 2020, to be considered for the 2021 annual meeting. The Corporate Governance Committee evaluates candidates recommended by shareholders under the same criteria it uses for other director candidates. Shareholders may also submit nominees for election at an annual or special meeting of shareholders by following the procedures set forth in our By-laws, which are summarized on page 74.

BOARD REFRESHMENT

Board development and director succession is an integral part of the company’s long-term strategy. Our Board maintains a rigorous board refreshment process, spearheaded by the Corporate Governance Committee, focused on identifying and evaluating potential board candidates. Information about how we select our director nominees can be found in the section above titled “Director Nominations.”

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Under our Corporate Governance Principles, our CEO is responsible for establishing effective communications with the company’s stakeholder groups, including shareholders, customers, employees, communities, suppliers, creditors, governments, corporate partners and other interested parties. While it is our policy that management speaks for the company, non-employee directors, including the Board Chair, may meet with stakeholders, but in most circumstances such meetings will be held with management present. We believe that regular engagement with our stakeholders helps to strengthen our relationships with stakeholders, as well as to better understand stakeholders’ views on our corporate governance and ESG practices.

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Stakeholders and other interested parties may communicate with the following Board and committee Chairs at the following email addresses:

Stakeholders and other interested parties may also write to any of our outside directors, including the Board and committee Chairs, by directing the communication to Katherine H. Walden, Vice President, Chief Governance Counsel and Assistant Secretary, Zoetis Inc., 10 Sylvan Way, Parsippany, NJ 07054.

Communications are distributed to the Board, or to any individual director as appropriate, depending on the facts and circumstances outlined in the communication, but exclude spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, job inquiries, surveys and business solicitations or advertisements. Material that is unduly hostile, threatening, illegal or similarly unsuitable will also be excluded. However, any communication that is excluded under our policy will be made available to any director upon his or her request.

ATTENDANCE OF DIRECTORS AT ANNUAL MEETING OF SHAREHOLDERS

We believe that it is important for directors to directly hear concerns expressed by stakeholders and other interested parties. It is our policy that all Board members are expected to attend the Annual Meeting of Shareholders. All Board members attended our 2019 Annual Meeting of Shareholders except for Robert W. Scully.

CODE OF ETHICS

All of our employees, including our CEO, Chief Financial Officer and Controller, are required to abide by our policies on business conduct to ensure that our business is conducted in a consistently legal and ethical manner. A copy of our Code of Conduct can be found on our website www.zoetis.com under About Us—Corporate Compliance. We have also adopted a separate Code of Business Conduct and Ethics for members of our Board of Directors, a copy of which can be found on our website www.zoetis.com under About Us—Corporate Governance. We will disclose any future amendments to, or waivers from, provisions of these Codes affecting our directors or executive officers on our website as required under applicable SEC and NYSE rules.

ZOETIS 2020 PROXY STATEMENT	19

CORPORATE GOVERNANCE AT ZOETIS

COMPENSATION OF DIRECTORS

2019 COMPENSATION OF DIRECTORS

We provide competitive compensation to our non-employee directors that enables us to attract and retain high quality directors, provides them with compensation at a level that is consistent with our compensation objectives, and encourages their ownership of our stock to further align their interests with those of our shareholders. Directors who are our full-time employees receive no additional compensation for service as a member of our Board of Directors. Compensation for non-employee directors is reviewed biennially by the Corporate Governance Committee.

In 2019, our non-employee directors’ compensation consisted of:

●	an annual cash retainer of $100,000;

●	an additional cash retainer of $150,000 for the Chairman of the Board of Directors and an additional cash retainer of $25,000 for any committee chairperson; and

●

an equity retainer credited to each non-employee director upon his or her first election as such and annually thereafter with a value of $230,000 on the date of grant, based upon the closing price of shares of Zoetis common stock on that date.

The equity retainer is granted in the form of restricted stock units that vest on the third anniversary of the date of grant. Non-employee directors may defer the settlement of 100% of their restricted stock unit awards under the Zoetis Amended and Restated Non-Employee Director Deferred Compensation Plan. Deferred restricted stock unit awards are settled in stock upon the director’s separation from service.

In 2019, we granted equity retainers in the form of restricted stock units, valued at $230,000 in the aggregate for each non-employee director on the date of grant. Each of Ms. Parent, Drs. Reed and Rhodes and Messrs. Bisaro, D’Amelio, Khosla, Norden, McCallister, Scully and Steere received 2,628 restricted stock units valued at $87.51 per share.

Each restricted stock unit earns dividend equivalents which are credited as additional restricted stock units. Each non-employee director has a right to receive the shares of Zoetis common stock underlying the restricted stock units on the third anniversary of the date of grant of the restricted stock units (or in the case of dividend equivalents, on the third anniversary of the date of grant of the underlying restricted stock units), subject to the director’s continued service through such vesting date and subject to earlier vesting and settlement upon certain specific events.

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The following table summarizes the total compensation earned in 2019 by each of our directors who served as a non-employee director during 2019.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)(3)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)

Paul M. Bisaro(4)	$125,000	$230,000	–	–	–	–	$355,000

Frank A. D’Amelio(5)	$100,000	$230,000	–	–	–	–	$330,000

Sanjay Khosla(5)	$100,000	$230,000	–	–	–	–	$330,000

Michael B. McCallister(6)	$275,000	$230,000	–	–	–	–	$505,000

Gregory Norden(7)	$125,000	$230,000	–	–	–	–	$355,000

Louise M. Parent(5)	$100,000	$230,000	–	–	–	–	$330,000

Willie M. Reed(5)	$100,000	$230,000	–	–	–	–	$330,000

Linda Rhodes(5)	$100,000	$230,000					$330,000

Robert W. Scully(8)	$125,000	$230,000	–	–	–	–	$355,000

William C. Steere, Jr.(5)	$100,000	$230,000	–	–	–	–	$330,000

(1)

Non-employee directors may defer the receipt of up to 100% of their annual cash retainer under the Zoetis Amended and Restated Non-Employee Director Deferred Compensation Plan (the “Director Deferral Plan”). Any deferrals under this plan are credited as phantom stock units in the Zoetis stock fund or an alternate investment fund, with each phantom unit representing one share of Zoetis common stock. Phantom units in the Zoetis stock fund receive dividend equivalent rights but do not receive voting rights. Deferrals will be settled in cash following the director’s separation from service. During 2019, two directors, Mr. Scully and Mr. Steere, deferred all of their cash retainers into their respective accounts under the Director Deferral Plan.

(2)

The amounts in the Stock Awards column reflect the aggregate grant date value of restricted stock units granted to directors in 2019 calculated in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock unit granted to each non-employee director on February 12, 2019 was $87.51. Restricted stock units accrue dividend equivalents. Restricted stock units vest and are settled in shares of Zoetis common stock on the third anniversary of the date of grant, subject to the director’s continued service through such vesting date and subject to earlier vesting and settlement upon certain specified events. Dividend equivalents vest and are settled in shares of Zoetis common stock on the third anniversary of the date of grant of the underlying restricted stock units, subject to the director’s continued service through such vesting date and subject to earlier vesting and settlement upon certain specified events. As of December 31, 2019, the aggregate number of restricted stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. Bisaro, 9,098; Mr. D’Amelio, 9,098; Mr. Khosla, 9,098; Mr. McCallister, 9,098; Mr. Norden, 9,098; Ms. Parent, 9,098; Dr. Reed, 9,098; Dr. Rhodes, 8,655; Mr. Scully, 9,098; and Mr. Steere, 9,098.

(3)

Prior to 2015, each non-employee director was granted an equity retainer in the form of deferred stock units upon his or her election to the Board and annually thereafter. Deferred stock units vest fully on the date of grant, accrue dividend equivalents and are settled in Zoetis common stock only upon the director’s separation from service with the company. As of December 31, 2019, the aggregate number of deferred stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. D’Amelio, 9,602; Mr. Khosla, 9,602; Mr. McCallister, 10,380; Mr. Norden, 10,380; Ms. Parent, 9,602; Dr. Reed, 4,722; Mr. Scully, 9,602; and Mr. Steere, 10,380.

(4)

Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2019, (b) a cash retainer of $25,000 for service as Chair of the Quality and Innovation Committee during 2019 and (c) an equity retainer of 2,628 restricted stock units granted on February 12, 2019 with a grant date fair value of $230,000.

(5)

Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2019 and (b) an equity retainer of 2,628 restricted stock units granted on February 12, 2019 with a grant date fair value of $230,000.

(6)

Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2019, (b) a cash retainer of $150,000 for service as Chair of the Board during 2019, (c) a cash retainer of $25,000 for service as Chair of the Corporate Governance Committee during 2019 and (d) an equity retainer of 2,628 restricted stock units granted on February 12, 2019 with a grant date fair value of $230,000.

(7)

Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2019, (b) a cash retainer of $25,000 for service as Chair of the Audit Committee during 2019 and (c) an equity retainer of 2,628 restricted stock units granted on February 12, 2019 with a grant date fair value of $230,000.

(8)

Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2019, (b) a cash retainer of $25,000 for service as Chair of the Compensation Committee during 2019 and (c) an equity retainer of 2,628 restricted stock units granted on February 12, 2019 with a grant date fair value of $230,000.

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CORPORATE GOVERNANCE AT ZOETIS

DIRECTOR SHARE OWNERSHIP GUIDELINES

We have share ownership guidelines applicable to non-employee directors, requiring directors to hold Zoetis shares with a value of at least five times their annual cash retainer (currently $500,000). For purposes of satisfying these requirements, (a) a director’s holdings of the company’s stock include, in addition to shares held outright, units granted to the director as compensation for Board service and shares or units held under a deferral or similar plan, and (b) each such unit has the same value as a share of the company’s common stock. Each non-employee director has five years from the date of (a) his or her first election as a director, or (b) if later, an increase in the amount of company stock required to be held, to achieve the share ownership requirement.

22	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

ITEM 2	ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION (SAY ON PAY)

We are seeking your vote, on an advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis and the Executive Compensation Tables and accompanying narrative disclosure, as provided on pages 24 to 57 of this proxy statement. While the vote is not binding on the Board, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

For background, Section 14A of the Exchange Act of 1934 (the “Exchange Act”) requires a shareholder advisory vote on the frequency of shareholder votes on executive compensation. At our 2014 Annual Meeting of Shareholders, our shareholders voted for, and our Board subsequently approved, an annual advisory vote on executive compensation, and this year we are again asking shareholders to provide an advisory vote on the frequency of the “say on pay” vote (see Item 3 below). Our next “say on pay” vote will occur at the 2021 Annual Meeting of Shareholders, unless the Board of Directors modifies its policy on the frequency of holding such advisory approvals based on the outcome of Item 3.

Our Board of Directors believes that our executive compensation program incentivizes and rewards our leadership for increasing shareholder value and aligns the interests of our management with those of our shareholders on an annual and long-term basis.

ITEM 2 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

ZOETIS 2020 PROXY STATEMENT	23

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

In this Compensation Discussion and Analysis (“CD&A”) we describe our executive compensation philosophy and programs and the compensation decisions made by the Compensation Committee of the Board of Directors of Zoetis Inc. (the “Committee”) or the full Board of Directors regarding the 2019 compensation of our named executive officers (“NEOs”).

Zoetis’ executive compensation program is designed to incent and reward our leadership for increasing shareholder value and align the interests of leadership with those of our shareholders on an annual and long-term basis.

Our NEOs for 2019, whose compensation is discussed in this CD&A and shown in the Executive Compensation Tables below, are:

NEO	Title

Juan Ramón Alaix	Chief Executive Officer (“CEO”)*

Glenn C. David	Executive Vice President and Chief Financial Officer (“CFO”)

Kristin C. Peck	Executive Vice President and Group President, U.S. Operations, Business Development and Strategy*

Clinton A. Lewis, Jr.	Executive Vice President and Group President, International Operations, Commercial Development, Global Genetics, Aquatic Health and Human Medical Diagnostics*

Catherine A. Knupp	Executive Vice President and President of Research and Development

*

Mr. Alaix retired from the position of CEO effective December 31, 2019, and on January 1, 2020, Ms. Peck succeeded Mr. Alaix as CEO. Mr. Lewis departed from Zoetis on February 29, 2020. Additional detail is provided in the “Leadership Transition” section of this CD&A.

2019 BUSINESS HIGHLIGHTS

In 2019, Zoetis again delivered strong operating performance by driving innovation across our business; delivering a superior experience for customers; and maintaining a diverse portfolio and integrated solutions across the continuum of animal care. We continued to deliver on our value proposition: growing revenue in line with or faster than the market; growing our adjusted net income faster than revenue; targeting key investment opportunities for growth; and returning excess capital to our shareholders.

Our 2019 financial performance as compared to 2018 is illustrated in the chart below.

24	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

●	Financial Highlights. In 2019, we again delivered operational revenue growth and increased profitability as highlighted below.

(For more information please review the company’s Annual Report on Form 10-K for fiscal year 2019 and this proxy statement.)

¡	Revenue. For full year 2019, reported revenue was $6,260 million, up 7% from 2018 and our operational[3] revenue growth was 10% in 2019.

¡

Adjusted Net Income. Reported net income for 2019 was $1,500 million and adjusted net income[4] for 2019 was $1,755 million. Adjusted net income increased 15% over 2018. In line with our value proposition, we grew adjusted net income faster than revenue, demonstrating our focus on profitable growth.

¡

Earnings Per Share (“EPS”). Reported diluted EPS for 2019 was $3.11 per diluted share, compared to $2.93 per diluted share reported in 2018. Adjusted diluted EPS[4] for 2019 was $3.64 per diluted share, compared to the 2018 amount of $3.13 per diluted share.

●

Value-Added Investment Opportunities. In 2019, we continued to invest in internal innovation in areas like parasiticides and vaccines, while allocating more resources to growth opportunities and acquisitions in areas like diagnostic reference labs and nutrition. We also invested more in tools and programs to enhance the customer experience, including reaching more customers through digital touchpoints and channels that complement our direct sales approach.

¡

Internal Innovation. Our team of scientists and researchers around the globe continued to increase the value of Zoetis’ long-term portfolio in 2019. We made significant progress in our R&D pipeline, including numerous new product approvals and lifecycle innovations across our products and product lines. In the last five years we’ve introduced approximately 1,100 new products and lifecycle innovations, while continuing to invest in our R&D pipeline. We currently have 13 blockbuster products in the market, which generate more than $100 million each in annual revenue.

¡

Enhancing our direct presence with customers. We continue to focus on initiatives that improve the service and support we bring to customers across the entire lifecycle of animal care (predicting, preventing, detecting, and treating disease). We made investments in digital technology and data analytics, including precision livestock farming, to help our customers better detect, monitor and treat sick animals, and we are expanding our field force in areas like diagnostics and petcare to support both recent and anticipated product launches.

¡	Acquisitions. We executed on our strategy to deploy capital toward acquisitions and partnerships that strengthen our portfolio, including:

-

Our acquisition of two U.S.-based veterinary reference labs that expand our presence in Diagnostics. Phoenix Lab and ZNLabs complement our point-of-care diagnostic capabilities and enable us to offer customers in the U.S. a single source for a full range of diagnostic testing.

-	Our acquisition of Platinum Performance brings us premium nutritional product formulas and a unique approach to the field of scientific wellness for horses, dogs and cats.

[3]

Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange. Page 46 of our 2019 Annual Report on Form 10-K, filed with the SEC on February 13, 2020, contains a reconciliation of this non-GAAP financial measure to reported results under GAAP for 2019.

[4]

Adjusted net income and adjusted diluted EPS (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted EPS, excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Pages 48 to 51 of our 2019 Annual Report on Form 10-K, filed with the SEC on February 13, 2020, contain a reconciliation of these non-GAAP financial measures to reported results under GAAP for 2019.

ZOETIS 2020 PROXY STATEMENT	25

EXECUTIVE COMPENSATION

¡

Bringing Value to Society. In addition to creating value for our shareholders and customers, we believe that healthier animals contribute to a healthier world. We are committed to creating value for society through our work to improve the health of animals, enhance the sustainability of animal agriculture, and enrich the lives of our customers, colleagues and communities around the world:

-

In 2019, our Center for Transboundary and Emerging Diseases began collaborating on the development of vaccines for African Swine Fever, a disease that has decimated swine herds in China and other countries.

-

In the second year of our African Livestock Productivity and Health Advancement (A.L.P.H.A.) initiative with the Bill and Melinda Gates Foundation, we increased access to medicines, vaccines and diagnostic testing, and we provided training for sub-Saharan women, who are often responsible for daily animal care.

●

Dividends and Capital Allocation. In 2019, we paid out common stock dividends to shareholders totaling $0.656 per share and completed approximately $625 million in share repurchases, returning $940 million in total cash to shareholders. In December 2019, our Board of Directors declared a first quarter 2020 dividend of $0.20 per share, a 22% increase over the quarterly dividend rate we paid in 2019.

2019 COMPENSATION HIGHLIGHTS

The Committee’s compensation-related actions included the following:

●

Long-term incentive award mix. Beginning with long-term incentive awards granted in 2019, the Committee approved a change to the relative weighting of the types of long-term incentive awards that are granted to the company’s senior leaders (approximately 200 employees, including the NEOs), to increase the weighting of our performance-vesting restricted stock units (“performance award units”) from 33% to 50% of the total award. Additionally, the weighting of our time-vesting restricted stock units (“RSUs”) and stock options each decreased from 33% to 25% of the total award. We believe this greater emphasis on achieving the Relative Total Shareholder Return (“TSR”) goal of our performance award units will better align the interests of our senior leaders, including the NEOs, with the interests of our shareholders and will further enhance the link between pay and performance in our compensation program.

●

Compensation Peer Group. The Committee annually reviews the company’s compensation peer group to provide a robust number of peer companies and a good balance of companies across the pharmaceutical, biotechnology, life sciences, and healthcare equipment industries that are similar in size and scope to Zoetis. As part of this annual review, Elanco Animal Health Incorporated and Illumina, Inc., were added to the peer group, replacing Bio-Rad Laboratories, Inc. and PerkinElmer, Inc. The revised peer group will be used by the Committee in making 2020 compensation decisions.

CEO COMPENSATION: AT A GLANCE

Mr. Alaix’ target total direct compensation in 2019 was comprised of base salary, target annual incentive compensation opportunity and target long-term incentive compensation opportunity.

Base Salary and Annual Incentive

Mr. Alaix’ 2019 base salary was $1,200,000 and his target annual incentive opportunity was 130% of his base salary, providing for an annual target total cash compensation of $2,760,000.

On February 11, 2020, the Committee recommended, and the Board of Directors approved, an annual incentive payment for 2019 of $1,872,000 (120% of the annual incentive target) for Mr. Alaix based on Zoetis’ 2019 financial results and his individual performance.

Long-Term Incentive

On February 12, 2019, Mr. Alaix received a long-term equity incentive grant with a total grant date fair value of $9,600,000, consisting of 50% performance award units, 25% RSUs and 25% stock options. Each of these awards

26	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

(47,285 performance award units, 27,425 RSUs and 110,192 stock options) is subject to three-year cliff vesting and vests 100% on the third anniversary of the date of grant, generally subject to Mr. Alaix’ continued employment through the vesting date and, in the case of performance award units, the company’s results against its three-year relative total shareholder return (“TSR”) goals. Treatment of these awards upon Mr. Alaix’ retirement is described in the “Leadership Transition” section of this CD&A.

Target Total Direct Compensation (“TTDC”)

The chart below shows the TTDC for Mr. Alaix for 2019:

CEO Pay Ratio

Item 402(u) of the SEC’s Regulation S-K (the “SEC Regulation”), which was mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires disclosure of the ratio of the annual total compensation of our CEO to our median employee’s annual total compensation. The ratio disclosed below is a reasonable estimate calculated in a manner consistent with the SEC Regulation.

Our median employee was identified in 2017 and we used this same employee to calculate our CEO pay ratio for 2019, as permitted by the SEC Regulation, because there has been no change in our employee population or employee compensation arrangements that we believe significantly impacts our pay ratio disclosure for 2019.

To identify our median employee, we chose “annual base pay” as our globally-consistent definition of pay. We calculated annual base pay using a methodology that reasonably reflects the annual compensation of employees, which included reasonable estimates of hours worked for hourly workers and annualized base pay for newly hired employees. We chose not to exclude any employees and used a valid statistical sampling approach to estimate the base pay for our median employee. Then we selected an individual whose base pay as of October 1, 2017, was at or near that value.

For 2019, our median employee’s annual total compensation (determined in a manner consistent with that of Mr. Alaix in the Summary Compensation Table) was $76,949. Mr. Alaix’ total annual compensation for the year ended December 31, 2019, as disclosed in the Summary Compensation Table, was $21,145,419. Therefore, the ratio of Mr. Alaix’ pay to our median employee’s pay was 275 to 1. However, Mr. Alaix’ pay was significantly impacted by an accounting charge related to the modification to Mr. Alaix’ performance award units that were granted in 2018 and 2019, as described later in this CD&A in the section titled “Leadership Transition”. If we were to exclude this one-time modification charge, which was provided in conjunction with Mr. Alaix’ retirement as Chief Executive Officer on December 31, 2019, Mr. Alaix’ total annual compensation for the year ended December 31, 2019 would have been $13,022,512, and the resulting CEO pay ratio would have been 169 to 1.

ZOETIS 2020 PROXY STATEMENT	27

EXECUTIVE COMPENSATION

OUR COMPENSATION PROGRAM

COMPENSATION PHILOSOPHY

Our compensation philosophy, which is set by the Committee, is summarized below:

Compensation Philosophy	Objectives

Pay for Performance

Foster a pay-for-performance culture by tying a large portion of our executives’ pay to performance against pre-established annual company financial and operational metrics, as well as pre-established annual individual goals for each executive

Align Management Interests with Shareholders

Align the interests of management with results delivered to our shareholders through the use of long-term incentive programs that are designed to reward executives for increasing the value of our shareholders’ investment

Pay Mix

Provide competitive compensation opportunities over the short term (base salary and annual incentives) and long term (equity-based long-term incentive awards) which are intended to retain our experienced management team, enable us to attract new qualified executives when needed and remain externally aligned with the compensation practices of our peer group, with the majority of pay at-risk and tied to long-term performance

BASIC PRINCIPLES OF OUR EXECUTIVE COMPENSATION PROGRAM

Key principles and elements of our executive compensation program are summarized below. We believe these practices promote good governance and serve the interests of our shareholders.

WHAT WE DO:

✓ Emphasize pay for performance – our executive compensation program emphasizes variable pay over fixed pay, with more than three-quarters of our executives’ target compensation tied to our financial results and stock performance.

✓ Maintain a three-year cliff vesting schedule for equity-based long-term incentive awards.

✓ Require executives to comply with market-competitive stock ownership guidelines.

✓ Require executives to hold net shares upon the exercise of stock options or vesting of stock until they achieve the relevant stock ownership guideline.

✓ Maintain a policy prohibiting traditional perquisites of employment (as determined by our Board of Directors) for our employees, including our NEOs.

✓ Maintain anti-hedging and anti-pledging policies applicable to our directors and employees, including our NEOs.

✓ Maintain a claw-back policy that allows us to recover incentive payments based on financial results that are subsequently restated or in response to certain inappropriate actions on the part of our executives.

✓ Provide for “double trigger” equity award vesting and severance benefits following a change in control.

✓ Provide severance benefits through an Executive Severance Plan, consisting of cash equal to a multiple of base salary and target annual incentive, as well as continued health and welfare benefits, as described in the Executive Severance Plan.

✓ Use an independent compensation consultant when designing and evaluating our executive compensation policies and programs.

✓ Conduct an annual risk assessment to ensure that the company’s pay programs and practices do not create risks that are likely to have a material adverse impact on the company.

WHAT WE DON’T DO:

✗   Maintain employment agreements with our executives, including our NEOs (other than agreements that are required or customary for executives outside of the U.S., and short-term agreements for specific purposes, such as those described under the “Leadership Transition” section of this CD&A).

✗   Allow repricing of stock options without shareholder approval.

✗   Provide tax “gross ups” to any of our executives, including our NEOs (except with respect to certain international assignment or relocation expenses, consistent with our policies and available on the same basis to all eligible employees).

✗   Provide for “single trigger” equity award vesting or other “single trigger” payments or benefits upon a change in control.

28	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

ELEMENTS OF 2019 COMPENSATION

Element	Description and Purpose	Comments
Cash Compensation

Base Salary	● Fixed cash compensation that reflects fulfillment of day-to-day responsibilities, skills and experience. ● Addresses employee cash-flow needs and retention objectives.	● Reviewed annually in light of changes in market practice, performance and individual responsibility.

Annual Incentive Plan (“AIP”)

●   Annual cash incentive that rewards achievement of our financial and strategic/operational goals, as well as the individual performance of the NEO and, along with base salary, provides a market-competitive annual cash compensation opportunity.

●   For 2019, the AIP pool was funded based on Zoetis’ performance against revenue, adjusted diluted EPS and free cash flow goals.

●   Amount of payout is based on the extent of achievement of company and individual goals set and approved by the Committee in the first quarter of each year.

●   The Committee may exercise discretion in considering performance results in the context of other strategic and operational objectives.

Long-Term Incentives

Performance Award Units

●   Equity awards that give the recipient the right to receive shares of Zoetis stock on a specified future date, subject to vesting and the company’s performance against its three-year relative TSR goals.

●   Align NEO and shareholder interests, as the value NEOs realize from their performance award units depends on the value of the shareholders’ investment relative to other investment opportunities over the same time period.

●   In 2019, the target number of performance award units represented 50% of each NEO’s long-term incentive opportunity based on the grant date fair value of the awards.

●   Three-year cliff vesting: units earned based on the company’s TSR results over the three-year performance period relative to the TSR results of the S&P 500 Group (as described below under “Long-Term Incentives”) vest 100% on the third anniversary of the date of grant, subject to the NEO’s continued employment through such date (with vesting on certain earlier terminations, such as retirement, death, restructuring, change in control, etc., that are generally aligned with market practice).

●   Paid out in shares of our company common stock upon vesting, with the payout ranging from 0% to 200% of target (including dividend equivalents), depending on the extent to which the pre-determined performance goals have been achieved.

●   Dividend equivalents are accrued over the vesting period and paid when and if the performance award units vest (subject to the same vesting conditions as the underlying performance award units).

ZOETIS 2020 PROXY STATEMENT	29

EXECUTIVE COMPENSATION

ELEMENTS OF 2019 COMPENSATION (CONTINUED)

Element	Description and Purpose	Comments
Long-Term Incentives (Continued)

Stock Options

●   Equity awards that provide value based on growth in our stock price.

●   Intended to focus NEOs on increasing the company’s stock price.

●   Reward NEOs for increases in the stock price over a period of up to ten years.

●   In 2019, stock options represented 25% of each NEO’s long-term incentive opportunity based on the grant date fair value of the awards.

●   Exercise price equals 100% of the stock price on the date of grant.

●   Ten-year term.

●   Three-year cliff vesting: vests 100% on the third anniversary of the date of grant, subject to the NEO’s continued employment through such date (with vesting on certain earlier terminations, such as retirement, death, restructuring, change in control, etc., that are generally aligned with market practice).

Restricted Stock Units

●   Equity awards that give the recipient the right to receive shares of Zoetis stock on a specified future date, subject to vesting.

●   Align NEO and shareholder interests, as NEOs will realize a higher value from RSUs from an increasing stock price.

●   In 2019, RSUs represented 25% of each NEO’s long-term incentive opportunity based on the grant date fair value of the awards.

●   Three-year cliff vesting: vests 100% on the third anniversary of the date of grant, subject to the NEO’s continued employment through such date (with vesting on certain earlier terminations, such as retirement, death, restructuring, change in control, etc., that are generally aligned with market practice).

●   Paid out in shares of our company common stock upon vesting.

●   Dividend equivalents are accrued over the vesting period and paid when and if the RSUs vest (subject to the same vesting conditions as the underlying RSUs).

Retirement

U.S. Savings Plan (“Savings Plan”)

●   A tax-qualified 401(k)/profit sharing plan that allows U.S. participants to defer a portion of their compensation, up to U.S. Internal Revenue Code (“IRC”) and other limitations, and receive a company matching contribution.

●   A discretionary profit sharing contribution of up to 8% of an eligible employee’s total cash pay, within IRC limitations and based on company performance.

●   We provide a matching contribution of 100% on the first 5% of an employee’s total cash pay contributed to the Savings Plan, up to IRC limitations.

●   For 2019, we made a profit sharing contribution of 5% of total cash pay (within IRC limitations) to all eligible U.S. employees.

Supplemental Savings Plan

●   A non-qualified deferred compensation plan that makes up for amounts that would otherwise have been contributed to the Savings Plan (by the employee or as matching or profit sharing contributions by the company) but could not be contributed due to IRC limitations.

●   Also allows NEOs and certain other executives to defer up to an additional 60% of the amount of their AIP payment that is over the IRC 401(a)(17) limit and that is not matched by the company.

● Matching and profit sharing contributions are notionally credited as company stock.

30	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

ELEMENTS OF 2019 COMPENSATION (CONTINUED)

Element	Description and Purpose	Comments
Retirement (Continued)

Equity Deferral Plan

●   The Zoetis Equity Deferral Plan allows the most senior leaders of the company (9 U.S. employees, including the NEOs) to defer the receipt of our company’s common stock upon vesting of RSUs and performance award units.

●   Participation in this plan is voluntary.

●   Participants may elect to defer up to 100% of the company common stock to be received upon vesting, or a lesser amount in 25% increments.

●   Participants may elect to receive their deferred shares upon termination of employment in a lump sum or in annual installments (special provisions provide for situations such as death or disability, or to comply with IRC regulations, as described more fully in the Zoetis Equity Deferral Plan).

●   In general, election decisions must be made by the end of the year before the RSUs are granted, and by the end of the second year of a three-year performance period for performance award units.

Severance

Executive Severance Plan

●   Severance benefits provided to NEOs and certain other executives (currently 11 employees, including the NEOs) upon an involuntary termination of employment without cause (whether before or after a change in control), or upon a “good reason” termination of employment upon or within 24 months following a change in control.

●   Facilitates recruitment and retention of NEOs and certain other executives by providing income security in the event of involuntary job loss.

●   Provides the CEO with:

¡   1.5 times base salary and target annual incentive upon an involuntary termination of employment without cause (unrelated to a change in control).

¡   2.5 times base salary and target annual incentive upon an involuntary termination of employment without cause or a “good reason” termination following a change in control.

●   Provides other executives, including the NEOs other than the CEO with:

¡   1 times base salary and target annual incentive upon an involuntary termination of employment without cause (unrelated to a change in control).

¡    2 times base salary and target annual incentive upon an involuntary termination of employment without cause or a “good reason” termination following a change in control.

SAY ON PAY CONSIDERATION AND SHAREHOLDER OUTREACH

At our 2019 Annual Shareholders Meeting, we held a shareholder advisory vote on the compensation of our NEOs in 2018 (“say on pay”). Our shareholders overwhelmingly approved the compensation of our NEOs, with 95.5% of the votes cast in favor of our say on pay resolution. We believe that the outcome of our say on pay vote signals our shareholders’ support of our compensation approach, specifically our efforts to retain and motivate our NEOs and to align pay with performance and the long-term interests of our shareholders.

We value feedback from our shareholders, and throughout 2019 we continued to actively engage our shareholders through participation in numerous investor meetings and conferences, with Mr. Alaix attending many of these meetings in person.

The Committee reviewed and considered these voting results and our shareholder engagement activities, among other factors described in this CD&A, in evaluating the company’s executive compensation program.

ZOETIS 2020 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

THE COMMITTEE’S PROCESS

Pursuant to its Charter, the Committee is responsible for, among other duties:

●	Reviewing and approving the company’s overall compensation philosophy;

●	Overseeing the administration of related compensation and benefit programs, policies and practices;

●	Reviewing and approving the company’s peer companies and data sources for purposes of evaluating the company’s compensation competitiveness;

●	Establishing the appropriate competitive positioning of the levels and mix of compensation elements;

●	Evaluating the performance of the CEO against performance goals and objectives approved by the Board of Directors in the first quarter of the year; and

●

Approving the performance goals, evaluating the performance of each executive against individual performance goals established in the first quarter of the year and approving the compensation of the company’s executive officers.

To evaluate the performance of the CEO, the other NEOs and the other members of the Zoetis Executive Team (“ZET”), at the beginning of each year, the Committee meets and approves strategic, financial and operational objectives for the CEO, the other NEOs and the other ZET members for the upcoming year, and it also evaluates their performance for the previous year.

The CEO does not play any role in the Committee’s determination of his/her own compensation. For the other NEOs and ZET members, the CEO presents the Committee with recommendations for each element of compensation. The CEO bases these recommendations upon his/her assessment of each individual’s performance, the performance of the relevant functions overseen by the individual, benchmark information and retention risk. The Committee then reviews the CEO’s recommendations, makes appropriate adjustments and approves compensation changes at its discretion.

ROLE OF THE COMPENSATION CONSULTANT

The Committee retained Willis Towers Watson to serve as its executive compensation consultant for 2019. While Willis Towers Watson may make recommendations on the form and amount of compensation, the Committee continues to make all decisions regarding the compensation of our NEOs, subject to the review (and approval in the case of the CEO) of the other independent directors. In 2019, Willis Towers Watson served the Committee in a variety of activities, including:

●	Reviewing and advising the Committee on evolving trends in executive compensation and as to materials presented by management to the Committee;

●	Attending all 2019 Committee meetings and communicating with the Committee Chair between meetings as necessary;

●	Providing the Committee with advice, pay-for-performance analytics and benchmarking norms related to the compensation of the CEO, the other NEOs and the other ZET members;

●	Reviewing and making recommendations for changes to our compensation peer group;

●	Reviewing our annual incentive and long-term incentive plan design;

●	Reviewing recommendations for stock ownership guidelines for our executives;

●	Reviewing and assessing our incentive and other compensation programs to ensure they do not create undue risk for the company; and

●	Reviewing this CD&A and related Executive Compensation Tables.

32	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

PEER GROUP AND COMPENSATION BENCHMARKING

Each year, the Committee conducts a review of Zoetis’ compensation peer group of publicly-traded companies that is used for purposes of benchmarking pay levels and pay practices for our CEO, our other NEOs and the other ZET members, to determine if any changes are necessary or appropriate. Our peer group selection looks beyond our animal health competitors to a broader list of companies in the pharmaceutical, biotechnology, life sciences and healthcare equipment industries. Additionally, companies with similar sales and market capitalization, as well as similarities to Zoetis in the nature of their businesses, and the availability of relevant comparative compensation data, are also considered.

The compensation peer group used in the determination of 2019 executive compensation was comprised of the 14 peer companies listed in the table below:

Agilent Technologies, Inc.	IQVIA Holdings Inc.

Alexion Pharmaceuticals, Inc.	Mettler-Toledo International Inc.

Baxter International Inc.	Mylan N.V.

Biogen Inc.	PerkinElmer, Inc.

Bio-Rad Laboratories, Inc.	Perrigo Company plc

Boston Scientific Corporation	Stryker Corporation

Celgene Corporation*	Zimmer Biomet Holdings, Inc.
* In November 2019, Celgene Corporation was acquired by Bristol-Myers Squibb Company.

Zoetis ranked in the 39th percentile in revenue and 72nd percentile in total market capitalization among the companies in the above peer group.

In determining the elements of 2019 compensation for our NEOs, we used the following benchmarks:

●	Proxy statement data for the peer group as disclosed in each company’s prior year CD&A and Executive Compensation Tables.

●

Willis Towers Watson’s executive compensation survey data from our peer companies and, to ensure robust data for benchmarking purposes, from similarly-sized companies in life sciences and other industries.

While the Committee does not set a specific compensation level relative to the peer group or survey data, this information is considered by the Committee as it applies its judgement to compensation decisions.

As a result of the Committee’s 2019 annual compensation peer group review and due to changes in the market capitalization of the companies above, relative to Zoetis’ market capitalization, the Committee made certain revisions to the company’s compensation peer group for 2020, in order to provide a robust number of peer companies and a good balance of companies across the various industries of similar size and scope. Our compensation peer group for 2020 was updated with the addition of Elanco Animal Health Incorporated and Illumina, Inc., replacing Bio-Rad Laboratories, Inc. and PerkinElmer, Inc. This peer group will be used to guide the Committee in making 2020 compensation decisions.

The Committee will continue to review our compensation peer group on an annual basis and will make any adjustments that are deemed to be appropriate for purposes of benchmarking pay levels and pay practices for our CEO, our other NEOs, and the other ZET members.

ROLE OF MANAGEMENT IN COMPENSATION DECISIONS

Our CEO and Chief Human Resources Officer provide the Committee with preliminary recommendations for compensation of the NEOs and other members of the ZET other than themselves. The Committee, with the advice of its independent compensation consultant, approves the compensation for the NEOs (other than the CEO) and the other members of the ZET, and recommends the compensation of the CEO to our full Board of Directors for approval by its independent members.

ZOETIS 2020 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

2019 COMPENSATION PROGRAM AND DECISIONS

COMPENSATION STRUCTURE

The compensation structure for our executives, including our NEOs, reflects our overall compensation philosophy of emphasizing pay-for-performance and aligning the interests of our executive officers and our shareholders, and is designed to emphasize incentive compensation over fixed compensation and equity compensation over cash compensation. For all our NEOs, long-term incentive compensation is entirely equity-based and makes up the largest portion of their pay mix. In 2019, 90% of the TTDC of Mr. Alaix was incentive-based pay, either subject to achievement of performance goals or with value directly tied to the price of our common stock. For each of our NEOs other than Mr. Alaix, on average 78% of TTDC was incentive-based pay.

The table and charts below show the mix of TTDC for our NEOs for 2019. The TTDC for our NEOs reflects their base salaries and target annual incentive opportunities as of the end of the year. The numbers in this table differ from those shown in the 2019 Summary Compensation Table (provided later in this proxy statement) in that the Summary Compensation Table reflects actual base salary and annual incentives earned during 2019 (rather than target amounts), and this table does not include all compensation information required to be presented in the Summary Compensation Table under the rules of the SEC.

2019 NEO Compensation Structure*

	Base Salary	Target Annual Cash Incentive	Long-Term Equity Incentive	Target Total Direct Compensation	Pay Mix
NEO					Base Salary	Target Annual Incentive	Long- Term Incentive

Juan Ramón Alaix	$1,200,000	$1,560,000	$9,600,000	$12,360,000	10%	13%	78%

Glenn C. David	$690,000	$552,000	$2,150,000	$ 3,392,000	20%	16%	63%

Kristin C. Peck	$690,000	$552,000	$1,800,000	$ 3,042,000	23%	18%	59%

Clinton A. Lewis, Jr.	$690,000	$552,000	$1,800,000	$ 3,042,000	23%	18%	59%

Catherine A. Knupp	$690,000	$552,000	$1,800,000	$ 3,042,000	23%	18%	59%

*	Amounts in this table are as of December 31, 2019.

34	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

BASE SALARY

Base salary is the principal fixed component of the TTDC of our NEOs and is determined by considering the relative importance of the position, the competitive marketplace and the individual’s performance and contributions. In setting base salaries and determining salary increases for our NEOs, the Committee considers a variety of factors, including:

●	Level of responsibility;

●	Individual and team performance;

●	Internal review of the NEO’s total compensation, individually and relative to our other officers and executives with similar levels of responsibility within the company; and

●	General levels of salaries and salary changes relative to officers and executives with similar responsibilities at peer group companies.

With regard to individual and team performance, the Committee considers the CEO’s evaluation of the individual performance of each NEO. Salary levels are typically reviewed annually as part of the Committee’s performance review process and would otherwise be reviewed in the context of a promotion or other change in job responsibility.

After taking into consideration the factors listed above, the Committee approved increases to the base salaries (and corresponding increases to the target incentives) of Mr. David, Ms. Peck, Mr. Lewis, and Dr. Knupp, effective January 1, 2019, as reflected in the section above entitled “Compensation Structure”. Mr. Alaix did not receive an increase in his base salary in 2019 because his base salary was appropriately aligned with the base salaries of CEOs in our compensation peer group.

ANNUAL INCENTIVE PLAN (“AIP”)

Our AIP is our annual cash incentive plan, which is intended to reward all AIP-eligible employees, including our NEOs, for achievement of company financial and strategic/operational goals, as well as achievement of their own individual performance goals as determined by the Committee and in the case of the CEO, the Zoetis Board of Directors.

Our AIP utilizes a funded pool approach. An overall target AIP pool for the year is determined by adding together the target AIP payouts for each eligible employee, including the NEOs. The actual amount of the AIP pool for 2019 was determined by the Committee based on the company’s attainment of the revenue, adjusted diluted EPS and free cash flow goals (weighted 40%, 40% and 20%, respectively) approved by the Committee in the first quarter of the year.

The three measures (revenue, adjusted diluted EPS and free cash flow) were selected because they reflect the successful execution of our business strategy and support the achievement of the company’s annual operating plan; more specifically:

●	Revenue and adjusted diluted EPS are measures that shareholders closely track in their analysis of our performance

●	Free cash flow helps drive the efficient management of working capital and discipline in capital expenditures

The threshold, target and maximum performance levels for AIP pool funding for 2019 were established by the Committee in early 2019.

ZOETIS 2020 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

COMPANY 2019 PERFORMANCE

The revenue, adjusted diluted EPS and free cash flow target levels and results reflected here and used to determine the funding level of our AIP pool exclude the impacts of foreign exchange during 2019 and are therefore different from our reported revenue, adjusted diluted EPS and free cash flow results of $6,260 million, $3.64 per share and $1,335 million, respectively. The impact of foreign exchange and other factors not subject to management control (as determined by the Committee) are excluded for purposes of determining AIP performance achievement because it is not a direct measure of the company’s operating performance. These adjusted financial results for 2019 led to above-target payouts under our AIP:

●	Revenue, excluding the impacts of foreign exchange, was $6,345 million, 102% of the 2019 revenue target established for the AIP of $6,225 million.

●	Adjusted diluted EPS, excluding the impacts of foreign exchange, was $3.62 per share and exceeded the 2019 adjusted diluted EPS target established for the AIP of $3.44 per share.

●	Free cash flow in 2019, excluding the impacts of foreign exchange, was $1,325 million, which was 104% of our 2019 free cash flow target established for the AIP of $1,276 million.

Given these results, the Committee approved an aggregate funding level of 120% of target for payment of awards under the AIP. The Committee believes this funding level recognizes Zoetis’ delivery of strong 2019 financial performance.

The threshold, target and maximum performance levels for AIP pool funding, as well as the actual results for 2019, are shown in the table below:

The target payout levels for our NEOs were set by the Committee (and, in the case of Mr. Alaix, the Board of Directors) in February 2019. Payouts under the AIP program can range from 0% to 200% of the target level depending on actual performance.

36	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

CEO 2019 PERFORMANCE

In determining Mr. Alaix’ 2019 annual incentive payment, the Board of Directors and the Committee considered the strong financial results achieved by the company under Mr. Alaix’ leadership, including performance against the revenue, adjusted diluted EPS and free cash flow metrics included in the AIP. The Board of Directors and the Committee also considered Mr. Alaix’ other 2019 achievements, including those summarized in the table below:

CEO 2019 Achievements
Financial Achievements	We continue to create shareholder value through our consistently strong financial performance. We delivered our sixth consecutive year of operational revenue growth and increased profitability.
Product Innovations and Approvals

In 2019, we invested in our research and development programs with a focus on internal innovation, generating new product approvals and lifecycle innovations across our numerous product lines:

For Companion Animals:

●   Simparica Trio® was approved in the European Union and Canada as a once-monthly, triple combination parasiticide for dogs with, or at risk from, mixed external and internal parasitic infestations. We also completed the technical review for approval of Simparica Trio® in the U.S.

●   ProHeart® 12 was approved in the U.S. as a once-yearly injection to prevent heartworm disease in dogs 12 months of age and older.

●   Versican® Plus Bb Oral, the first oral vaccine for dogs in Europe was approved. The product protects against Bordetella bronchiseptica, a primary component of canine infectious respiratory disease complex introduced in Europe.

●   Broadening our reach of other successful companion animal products in dermatology and parasiticides, Apoquel® was approved in China, while Cytopoint®, Simparica®, and Revolution®/Stronghold® Plus continued to gain approvals in markets outside the U.S.

●   Core EQ Innovator™ was approved in Canada as a vaccine that helps protects against potentially fatal horse diseases in one injection.

For Livestock:

●   Poulvac® Procerta™ HVT-ND, our first vector vaccine for poultry was approved in the U.S.

●   In our vaccine franchise for swine, Fostera® Gold PCV MH received approval in Brazil, while Fostera PCV was approved in China.

●   Bovi-Shield Gold One Shot™ vaccine was approved for cattle in Brazil.

●   Clarifide® Plus, a genomic test for Jersey cattle, was introduced in the U.S.

●   We launched the Smartbow monitoring solution, a precision livestock farming product, in the U.S., Ukraine, and Russia.

Business Development and Strategic Alliances

We routinely pursue strategically aligned business development and strategic alliance opportunities to create shareholder value in the short and long term. In 2019, we completed several transactions, including the following areas:

●   We acquired two U.S.-based veterinary reference labs that expand our presence in Diagnostics. Phoenix Lab and ZNLabs complement our point-of-care diagnostic capabilities and enable us to offer customers a single source for a full range of diagnostic testing.

●   We acquired Platinum Performance, a privately-held animal health company offering high-quality, nutritional product formulas for the health and wellness of horses, dogs and cats.

●   Our integration of Abaxis, a point of care diagnostics company that we acquired in 2018, is progressing and 2019 has been a year of stabilization and platform setting for the new combined business; full systems implementation is scheduled for March 2020.

●   We signed an agreement with Colorado State University and initiated actions to launch an incubator research lab that will explore the livestock immune system and target new immunotherapies.

●   We finalized an agreement with Texas A&M University to establish a research facility and collaboration to accelerate the development of transboundary and emerging disease vaccines.

ZOETIS 2020 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

CEO 2019 Achievements
Improvements and Investments in Manufacturing Quality, Cost and Reliable Supply

We focused on improvements in manufacturing quality, cost and reliable supply initiatives:

●   We met our milestones for operationalizing recently acquired manufacturing sites in Ireland.

●   We achieved our targets for reducing inventory months on hand and reducing scrap.

Enhance Customer Experience

We made incremental progress during 2019 in enhancing the customer experience:

●   We delivered reliable supply for our markets, as measured by maintaining lost sales at less than 1% of net sales.

●   We maintained the highest customer experience rankings in the industry in the U.S. and in the top international markets.

●   We reached new customers through digital channels that complement our direct touchpoints—such as our U.S. Petcare Rewards program that is based on an extensive database of pet owners using Zoetis products.

Employee Engagement

We worked to engage and retain a high-performing workforce:

●   We further enhanced and broadened colleague development programs across Zoetis, including implementation of a new manager leadership training program and an employee 360 feedback tool.

●   We made improvements to our employee recognition programs, including our peer-to-peer recognition programs.

●   Zoetis was named to Working Mother magazine’s 2019 “100 Best Companies” list for the sixth consecutive year; was named as a 2019 Forbes Best Mid-Sized Employer for the fourth consecutive year; was named as a top 150 company to work for in Brazil by Voce S/A magazine for the fourth time; and received a number of other country-specific employer recognition awards in 2019.

After considering these achievements and Mr. Alaix’ overall 2019 performance, the Committee recommended and the Board of Directors approved an annual incentive payout to Mr. Alaix of 120% of target, for an amount of $1,872,000.

OTHER NEO 2019 PERFORMANCE

What follows are highlights of individual and business unit/function performance considered in Mr. Alaix’ evaluation of the performance of the other NEOs and Mr. Alaix’ recommendations for their AIP payouts for 2019. In reviewing the compensation recommendations for the other NEOs and approving their AIP payouts, the Committee considered the overall performance of the company, as well as Mr. Alaix’ assessment of each NEO’s individual performance and accomplishments relative to each NEO’s individual performance objectives that were approved by the Committee at the start of 2019.

NEO	2019 Achievements
Glenn C. David Executive Vice President and Chief Financial Officer (CFO)

As Executive Vice President and CFO, Mr. David:

●   Provided effective financial leadership that enabled the company to achieve its strong 2019 financial results.

●   Provided leadership to the launch preparation activities for Simparica Trio®.

●   Effectively implemented a new inventory mark-up process and solution.

●   Maximized the financial impact of new U.S. and global tax regulations for Zoetis and ensured any changes were appropriately implemented.

●   Efficiently optimized Net Interest Expense for Zoetis by utilizing derivative instruments.

●   Effectively balanced capital allocation priorities across internal investments, business development and return of excess capital to shareholders.

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EXECUTIVE COMPENSATION

NEO	2019 Achievements
Kristin C. Peck Executive Vice President and Group President, U.S. Operations, Business Development and Strategy

As Executive Vice President and Group President, U.S. Operations, Business Development and Strategy, Ms. Peck:

●   Delivered above-market revenue growth, expanded operating margins and delivered strong income growth for U.S. Operations.

●   Achieved strong growth of key and new products, including Apoquel®, Cytopoint®, Simparica®, ProHeart® 12 and Revolution®/Stronghold® Plus in the companion animal space and Zoamix® in the livestock space.

●   Pursued strategically aligned business development opportunities to bring in new product and service offerings to meet customer needs, through acquisitions:

¡   Acquired two U.S. based veterinary reference labs, Phoenix Lab and ZNLabs, to complement our point-of-care diagnostic capabilities and enable us to offer customers a single source for a full range of diagnostic testing.

¡   Acquired Platinum Performance, an animal health company offering high-quality, nutritional product formulas for the health and wellness of horses, dogs and cats.

●   In U.S. Petcare, established a new go-to-market model to deliver on short- and long-term revenue commitments, better engage the consumer, and leverage the evolving Petcare ecosystem landscape.

Clinton A. Lewis, Jr. Executive Vice President and Group President, International Operations, Commercial Development, Global Genetics, Aquatic Health and Human Medical Diagnostics

As Executive Vice President and Group President, International Operations, Commercial Development, Global Genetics, Aquatic Health and Human Medical Diagnostics, Mr. Lewis:

●   Achieved strong revenue and income growth for International Operations, growing faster than the overall animal health market globally, despite the unfavorable impact of the African Swine Fever epidemic in China.

●   Achieved strong growth of key and new products including Apoquel®, Cytopoint®, Simparica®, Revolution®/Stronghold® Plus, Versican® Plus Bb Oral, the first oral vaccine for dogs in Europe, Core EQ Innovator™ vaccine for horses, Fostera® vaccine franchise products for swine, Bovi-Shield Gold One Shot™ vaccine for cattle and Clarifide® Plus for cattle.

●   Achieved strong revenue and income growth in our International BioDevices and Automation, Global Genetics and aquatic health businesses.

Dr. Catherine A. Knupp Executive Vice President and President of Research and Development

As Executive Vice President and President of Research and Development, Dr. Knupp led efforts that generated new product approvals and lifecycle innovations across our product lines worldwide.

●   Our new products included:

¡  Simparica Trio®, a once-monthly, triple combination parasiticide for dogs with, or at risk from, mixed external and internal parasitic infestations was approved in Europe and Canada and the technical review for U.S. approval was completed.

¡  ProHeart® 12, a once-yearly injection to prevent heartworm disease in dogs 12 months of age and older, was approved in the U.S.

¡  Versican® Plus Bb Oral, the first oral vaccine for dogs in Europe to protect against Bordetella bronchiseptica, a primary component of canine infectious respiratory disease complex, was approved in Europe.

¡  Poulvac® Procerta™ HVT-ND, our first vector vaccine for poultry was approved in the U.S.

●   Our product lifecycle innovations included:

¡  Geographic expansion, new claim, new formulation or new species approvals for key franchises including: Bovi-Shield Gold®, Vanguard®, Suvaxyn®, Fostera® PCV, Inforce®, Cerenia®, Revolution®/Stronghold® Plus, Cytopoint® and Apoquel®.

●   Signed an agreement with Colorado State University and initiated actions to launch an incubator research lab that will explore the livestock immune system and target new immunotherapies.

●   Finalized an agreement with Texas A&M University to establish a research facility and collaboration to accelerate the development of transboundary and emerging disease vaccines.

ZOETIS 2020 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

NEO AIP DECISIONS

In February 2019, the Committee (and, in the case of the CEO, the Board of Directors) determined the amount of annual incentive earned by each of our NEOs and approved the final payouts to each NEO for 2019. The NEOs’ 2019 annual incentive awards were based on:

●	The financial performance of Zoetis (measured against targets for revenue, adjusted diluted EPS and free cash flow);

●	The financial performance of their respective region/business unit/function measured by annual budgets for revenue and income before adjustments (as applicable);

●	The achievement of approved strategic and operational goals for their respective region/business unit/function; and

●

An assessment of each NEO’s individual performance relative to each executive’s performance objectives (indicated above), including an assessment of whether such performance objectives were achieved in alignment with our Core Beliefs, which define the values and behaviors that we expect all Zoetis employees, including our NEOs, to exhibit in carrying out their responsibilities.

The 2019 AIP awards for our NEOs reflecting the Committee’s assessment of their performance in 2019 (and, in the case of our CEO, the Board of Directors’ assessment of his performance in 2019) are shown in the table below:

NEO	AIP Target Amount	AIP Award % of Target	AIP Award Paid
Juan Ramón Alaix	$1,560,000	120.0%	$1,872,000
Glenn C. David	$552,000	126.0%	$695,520
Kristin C. Peck	$552,000	126.0%	$695,520
Clinton A. Lewis, Jr.	$552,000	118.5%	$654,120
Catherine A. Knupp	$552,000	123.0%	$678,960

LONG-TERM INCENTIVES (“LTI”)

The Zoetis Inc. 2013 Equity and Incentive Plan (the “Equity Plan”) is a comprehensive long-term incentive compensation plan that permits us to grant equity-based long-term compensation awards to employees and directors. The Committee believes that equity-based long-term incentive awards align the interests of management with our shareholders and focus management on our long-term growth. In addition, the Committee believes that equity-based awards are essential to attract and retain the talented professionals and managers needed for our continued success. In determining the size of equity-based grants, the Committee considers the number of shares available under the Equity Plan, the potential dilutive impact of such grants on our shareholders, the individual’s position with us, the appropriate allocation of such grants based on past and projected individual and corporate performance and the level of grants awarded by our peers to similarly situated executives.

Our performance award units use relative total shareholder return (“Relative TSR”) as the metric for assessing performance over a three-year performance period. TSR is the appreciation of share price, including dividends, during the performance period. Relative TSR is Zoetis’ TSR as compared to the TSR over the performance period of the “S&P 500 Group”, which we define as the companies comprising the S&P 500 stock market index as of the beginning of the performance period, excluding companies that during the performance period are acquired or no longer publicly traded. Relative TSR was selected because we believe it best aligns the interests of our NEOs with those of our shareholders over the performance period.

Our LTI awards vest in full on the third anniversary of the date of grant, assuming continued employment through the vesting date and, in the case of performance award units, subject to the company’s total shareholder return over the

40	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

three-year performance period relative to the total shareholder return of the S&P 500 Group. For all LTI awards, earlier vesting may occur in connection with certain termination conditions, such as retirement, death, disability, restructuring, change in control, etc., that are generally aligned with market practice.

In 2019, the Committee approved a change to the relative weighting of the types of long-term incentive awards that are granted to the company’s senior leaders (approximately 200 employees, including the NEOs). The weighting of our performance-vesting restricted stock units (“performance award units”) increased from 33% to 50% of the total award, and the weighting of our time-vesting restricted stock units (“RSUs”) and stock options each decreased from 33% to 25% of the total award. We believe the greater emphasis on achievement of our performance award unit total shareholder return goal will better align the interests of the NEOs with the interests of our shareholders and further enhance the link between pay and performance in our compensation program.

In 2019, long-term incentive awards were delivered through a mix of 50% performance award units and 25% each of stock options and RSUs, to approximately 200 of our senior leaders, including the NEOs. We believe that the mix of stock options (which have value only if there is an increase in the value of our stock), RSUs (which focus our executives on sustained growth) and performance award units (which reward the company’s executives in alignment with the relative return in our shareholders’ investment in the company over the three-year performance period) that was delivered in 2019 supports our pay-for-performance objective by tying executive awards to shareholder value accretion. Long-term incentive awards were delivered to other eligible Zoetis employees generally through RSUs.

ZOETIS 2020 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

The three forms of LTI awards granted to our senior leaders, including the NEOs, are described below:

Performance Award Units	Objectives

We award performance award units to enhance the alignment of executive pay with the value created for our shareholders. Performance award units provide executives with the right to receive shares of our stock after the end of the three-year performance vesting period. The number of shares paid, if any, is generally subject to continued employment (with exceptions for certain terminations of employment) and the company’s total shareholder return over the performance period relative to the S&P 500 Group. Dividend equivalents are applied to outstanding performance award units and are paid out in shares of our stock at the same time the associated performance award units are paid.

●   Align the interests of executives with those of shareholders over the performance vesting period

●   Retain executive talent, as performance awards provide an opportunity for higher rewards when the company’s total shareholder return results exceed the median of the S&P 500 Group

●   Encourage stock ownership by delivering shares upon settlement in accordance with the company’s relative total shareholder return results

The performance award unit vesting schedule is as follows:
If the company’s TSR for the 2019-2021 performance period is:	The number of shares of stock that will vest is:
Below the 25th percentile of the S&P 500 Group	Zero
At the 25th percentile of the S&P 500 Group	50% of the target number of units
At the 50th percentile of the S&P 500 Group	100% of the target number of units
At or above the 75th percentile of the S&P 500 Group	200% of the target number of units

The number of shares that vest and are paid is determined by linear interpolation when the company’s total shareholder return is between the 25th and 50th or between the 50th and 75th percentiles of the S&P 500 Group.

Stock Options	Objectives

We view stock options as a form of long-term incentive that focuses and rewards executives for increasing our stock price. If the stock price does not increase from the level at the date of the grant, the stock options will have no value to the executives.

●   Encourage our executives to focus on decisions that will lead to increases in the stock price for the long term

●   Retain executive talent, since executives generally must remain with the company for three years following the date of the grant before they can exercise the stock options (with exceptions for certain terminations of employment), and the options have a ten-year term from the date of the grant

Restricted Stock Units	Objectives

RSUs provide executives with the right to receive shares of our stock at the end of the three-year cliff-vesting period, generally subject to continued employment (with exceptions for certain terminations of employment). Dividend equivalents are applied to outstanding RSUs and are paid out in shares of our stock at the same time the associated RSUs are paid out.

● Align the interests of executives with those of shareholders over the vesting period ● Retain executive talent ● Encourage stock ownership by delivering shares upon settlement

42	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

NEO LTI DECISIONS

Our NEOs typically receive equity-based grants as part of our annual grant of long-term incentive awards which occurs during the first quarter of each year. The following table sets forth the long-term incentive awards delivered to our NEOs in 2019. In determining the number of shares underlying each applicable award, the value of RSUs is divided by the grant date closing price of Zoetis common shares, the option value is divided by the Black-Scholes value as of the grant date and the performance award unit value is divided by the Monte Carlo simulation value as of the grant date, as determined by Willis Towers Watson, the Committee’s compensation consultant (in each case, the number of underlying shares is rounded down to the nearest whole number).

NEO	Total LTI Value	Value of Equity Awards:			Number of Shares Underlying Awards:
		Stock Options	RSUs	Performance Award Units	Stock Options	RSUs	Performance Award Units
Juan Ramón Alaix	$9,600,000	$2,400,000	$2,400,000	$4,800,000	110,192	27,425	47,285
Glenn C. David	$2,150,000	$537,500	$537,500	$1,075,000	24,678	6,142	10,590
Kristin C. Peck	$1,800,000	$450,000	$450,000	$900,000	20,661	5,142	8,866
Clinton A. Lewis, Jr.	$1,800,000	$450,000	$450,000	$900,000	20,661	5,142	8,866
Catherine A. Knupp	$1,800,000	$450,000	$450,000	$900,000	20,661	5,142	8,866

In February 2020, the Committee certified that for the 2017-2019 performance cycle, our Relative TSR was at the 96th percentile, ranking in the top 5% of the 465 companies remaining in the S&P 500 Group at December 31, 2019. Based on this Relative TSR achievement, in accordance with the vesting matrix established at the beginning of the performance period, each 2017-2019 performance award unit vested at 200% of the established target amount.

RETIREMENT BENEFITS

Our NEOs receive retirement benefits through Zoetis’ U.S. Savings Plan. The Savings Plan is a tax-qualified 401(k) savings plan available to all eligible U.S. employees. Participants may elect to contribute up to 60% of their salary and annual incentive payment to the Savings Plan, subject to Internal Revenue Code (“IRC”) limitations. We match 100% of the employee contribution, up to 5% of each eligible employee’s pay. We may also contribute a discretionary profit-sharing amount of up to 8% of each eligible employee’s pay (subject to IRC limitations). For 2019, we contributed 5.0% of each eligible employee’s pay (including the NEOs) as a profit sharing contribution.

To the extent the IRC limitations are exceeded, our Zoetis Supplemental Savings Plan is a non-qualified deferred compensation plan that makes up for amounts that would otherwise have been contributed to the Savings Plan but could not be contributed due to IRC limitations on the amount of compensation that may be taken into account under a tax-qualified plan ($280,000 for 2019). Eligible employees, including our NEOs, may elect to defer up to 30% of the amount by which their salary and annual incentive payment exceeds this compensation limit. We match these deferrals at the same rate as under the Savings Plan, i.e., 100% match up to 5% of pay. In addition, our NEOs and certain other executives may elect to defer up to an additional 60% of the amount of their annual incentive payment that is over the IRC 401(a)(17) limit. We do not match these additional deferrals. If an employee’s profit sharing contribution to the Savings Plan is limited by the compensation or contribution limit, the portion that the employee was not able to receive in the Savings Plan is credited to the employee’s account in the Zoetis Supplemental Savings Plan.

ZOETIS 2020 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

SEVERANCE

The Zoetis Executive Severance Plan covers our NEOs and certain other executives (currently 11 employees, including the NEOs). We do not maintain individual employment agreements with our executives (other than agreements that are required or customary for executives outside of the U.S.). Consistent with market practices and those of our peer companies, the plan provides for payment of severance benefits in the event of an involuntary termination of employment (other than for Cause5) that is not in connection with a Change of Control5, and a higher level of benefits in the event of an involuntary termination of employment (other than for Cause) or a termination for “Good Reason”5 that occurs upon or within 24 months following a Change of Control. The amounts payable under the plan are shown below:

	Severance (Base Salary)	Continued Health and Life Insurance (at active employee cost)	Annual Incentive
Non-Change of Control Severance:
CEO	18 months	12 months	1.5x target
Other Participants	12 months	12 months	1x target
Change of Control Severance:
CEO	30 months	18 months	2.5x target
Other Participants	24 months	18 months	2x target

The salary payments are made as salary continuation in the case of a non-Change of Control severance, and in a lump sum in the case of a Change of Control severance. The annual incentive payments are made in a lump sum under both circumstances. In addition to the benefits reflected in the table, we provide outplacement services to plan participants. All benefits under the plan are subject to the participant’s execution of a general release of all claims against the company.

PERQUISITES

We maintain a policy prohibiting traditional perquisites of employment (as determined by our Board of Directors) for our employees, including our NEOs. However, consistent with market practices and those of our peer companies, the company does provide certain benefits to employees serving outside of their home country at the company’s request, including our NEOs, pursuant to our international assignment policy, which benefits fall into the category of perquisites or other personal benefits under applicable SEC rules. Certain benefits of this type provided to Mr. Lewis in connection with his international assignment are included in the Summary Compensation Table under the heading “All Other Compensation”.

CORPORATE GOVERNANCE POLICIES

STOCK OWNERSHIP REQUIREMENTS

Our stock ownership guidelines encourage our NEOs to own and maintain a substantial stake in the company. Our guidelines are established as a multiple of each executive’s base salary. In assessing compliance with the guidelines, we count stock held outright, unvested restricted stock or RSUs, unvested performance award units and stock held in benefit plans. Our stock ownership guidelines are as follows:

●	CEO: 6 times base salary

●	All other ZET members, including our NEOs: 3 times base salary

[5]	“Cause”, “Change of Control” and “Good Reason” are as defined in the Zoetis Executive Severance Plan.

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EXECUTIVE COMPENSATION

A Zoetis executive must achieve the guidelines before he or she can sell any stock acquired upon the exercise of options or the vesting of other awards, other than stock sold to satisfy the exercise price of stock options or taxes due upon the exercise of options or the vesting or settlement of other awards. All ZET members, including our NEOs have five years from the date of appointment or hire as a ZET member, as applicable, to achieve the stock ownership requirements. As of the last annual measurement date, all our NEOs have met the stock ownership requirements.

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

Zoetis maintains a policy prohibiting any of our directors or employees, including the NEOs and other executive officers, from “hedging” their ownership in shares of our common stock or other equity-based interests in our company, including by engaging in short sales or trading in derivative securities that are directly linked to our common stock or that are designed to hedge or offset any decrease in the market value of Zoetis securities (including options, futures contracts and equity swaps). Zoetis also maintains a policy prohibiting any of our directors or employees, including the NEOs and other executive officers, from pledging Zoetis shares as collateral for loans or for any other purpose.

CLAW-BACK POLICY

Zoetis maintains a claw-back policy under which the Committee shall, to the extent permitted by law, make retroactive adjustments to any cash-based or equity-based incentive compensation paid to employees, including our NEOs, where the payment was predicated upon the achievement of specified financial results that are the subject of a subsequent restatement, or where employees were found to have altered financial or operational results used to determine award values. Additionally, our claw-back policy includes recoupment due to willful misconduct or gross negligence which caused or might reasonably be expected to cause significant business or reputational harm to the company. The intent of the policy is to enable the company to recover any amount determined by the Committee to have been inappropriately received by the employee.

COMPENSATION RISK ASSESSMENT

In 2019, the Committee considered whether the company’s compensation policies and practices for its employees, including the NEOs, create risks that are reasonably likely to have a material adverse effect on the company.

In evaluating a compensation risk assessment that was conducted by Willis Towers Watson, the Committee’s independent executive compensation consultant, the Committee considered the following:

●	The mix of cash and equity compensation, which is balanced with a strong emphasis on long-term awards;

●	Goals and objectives of the company’s compensation programs, reflecting both quantitative and qualitative performance measures and avoiding excessive weight on a single performance measure;

●	The design of the company’s sales incentive plans, to ensure the mix of fixed and variable compensation promotes appropriate behaviors among participants;

●	Equity compensation granted in the form of stock options, restricted stock units and performance award units to provide greater incentive to create and preserve long-term shareholder value;

●	Regular review of comparative compensation data to maintain competitive compensation levels in light of the company’s industry, size and performance;

●

The company’s minimum stock ownership guidelines, which ensure that executive officers have a meaningful direct ownership stake in the company and align executive officers with long-term shareholder interests;

●	The company’s restrictions on engaging in hedging transactions in the company’s securities; and

●	The company’s claw-back policy.

ZOETIS 2020 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

Based on its evaluation in 2019, the Committee has determined, in its reasonable business judgment, that the company’s compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse impact on the company and instead promote behaviors that support long-term sustainability and shareholder value creation.

TAX DEDUCTIBILITY OF NEO COMPENSATION

Section 162(m) of the IRC disallows a federal income tax deduction to public companies for compensation greater than $1 million paid in any tax year to covered executive officers. Under prior law, there was an exception to the $1 million deduction limitation for compensation that meets the requirements of “qualified performance-based compensation”. However, for tax years after 2017, this exception has been eliminated, subject to limited transition relief that applies to certain arrangements in place as of November 2, 2017, and the group of executives covered by Section 162(m) has been expanded. Accordingly, no assurance can be given that awards paid in 2019 and later years that were originally intended to qualify for the “qualified performance-based compensation” exception, or that were otherwise expected to be deductible prior to the change in the tax law, will in fact be deductible.

As a general matter, while the Committee considers tax deductibility as one of several relevant factors in determining compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent, even if such compensation is not deductible by the company for federal income tax purposes.

LEADERSHIP TRANSITION

Retirement of Juan Ramón Alaix. Mr. Alaix retired as Chief Executive Officer effective December 31, 2019. In light of Mr. Alaix’ long tenure with the Company, during which he oversaw the Company’s transformation from a division of Pfizer Inc. into an independent company and the global leader in animal health, the Board determined that it would be in the best interest of the Company and its shareholders for Mr. Alaix to remain with the company to support the leadership transition by providing advice, guidance and assistance to the new CEO during 2020. The company and Mr. Alaix entered into a letter agreement on October 2, 2019, setting forth the terms by which he will provide these services during 2020. The letter agreement provides:

●

From January 1, 2020 through March 31, 2020, Mr. Alaix provided transition support as an employee, reporting directly to the Chairman of the Board of Directors of the company. During this period, he continued to receive his annual salary at the same rate as that in effect during 2019 and participated in the company’s employee benefit plans on the same terms as other senior executives. Mr. Alaix is not eligible for an annual bonus or additional equity award grants as a result of his employment during 2020.

●

From April 1, 2020 through December 31, 2020, Mr. Alaix will provide transition support as a consultant to the new CEO. In consideration for his consulting services, Mr. Alaix will receive a consulting stipend of $1,700,000, payable in nine equal monthly installments.

●

Any unvested equity awards that Mr. Alaix holds will continue to vest during his service as an employee and as a consultant and thereafter to the same extent as if he had remained employed through the final vesting date, unless his services are terminated prior to December 31, 2020 for Cause (as defined under the Zoetis Executive Severance Plan) or voluntarily by Mr. Alaix (other than following a change in control of the company as defined under the Zoetis Executive Severance Plan). The continued vesting treatment provided to Mr. Alaix represents a modification to his performance award units granted in years 2018 and 2019, in accordance with FASB ASC Topic 718, and the incremental fair value of these awards totaling $8,122,907, is included in the 2019 Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table.

●	If the company terminates Mr. Alaix’ services without Cause prior to December 31, 2020, he will remain entitled to all rights and benefits contemplated by the letter agreement.

●	Mr. Alaix will not be entitled to any compensation or benefits under the Zoetis Executive Severance Plan or any other severance plan in connection with his retirement.

46	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Under the letter agreement, Mr. Alaix has also agreed to perpetual nondisclosure and non-disparagement covenants and covenants concerning noncompetition and non-solicitation of customers, business relations, employees and other service providers of the Company, each of which apply through December 31, 2021. In addition, Mr. Alaix’ consulting stipend and continued equity award vesting is subject to his execution of a release of claims in favor of the Company.

Appointment of Kristin C. Peck as CEO. On October 3, 2019, Zoetis announced that Kristin C. Peck, our then Executive Vice President and Group President of U.S. Operations, Business Development and Strategy, was appointed Chief Executive Officer of the company, effective as of January 1, 2020, succeeding Mr. Alaix. In addition, effective as of October 2, 2019, Ms. Peck was appointed as a member of the Board of Directors of the company. This transition was the culmination of a deliberate and comprehensive CEO succession planning process led by our independent Directors.

In connection with Ms. Peck’s appointment as Chief Executive Officer, effective January 1, 2020 Ms. Peck’s annual base salary is $1,100,000; her target annual incentive award opportunity for 2020 is 120% of annual base salary; and she is eligible for long-term incentive awards for 2020 with a target grant date fair value of $7,580,000.

Departure of Clinton A. Lewis, Jr. On December 9, 2019, the company entered into a letter agreement with Clinton A. Lewis, Jr. setting forth the terms of his departure from the company. Pursuant to his letter agreement, Mr. Lewis’ service as Executive Vice President and Group President, International Operations, Commercial Development, Global Genetics, Aquatic Health and Human Medical Diagnostics ended on December 31, 2019. Mr. Lewis remained with the company as an employee advisor assisting with the transition of his duties through February 29, 2020. Mr. Lewis’ departure from the company constituted a termination of employment without cause under the Zoetis Executive Severance Plan and a termination of employment as a result of a restructuring event under the Equity Plan and his award agreements, which entitled him to the following separation benefits under the terms of such arrangements: (a) cash severance payments in an aggregate amount equal to 12 months’ base salary and his target annual incentive opportunity; (b) continued health insurance coverage at active employee rates, continued company-sponsored life insurance coverage and outplacement benefits for 12 months post-termination; (c) full vesting of his stock options that are unvested as of the date of termination; and (d) prorated vesting of his RSUs, subject in the case of performance-based RSUs to the satisfaction of applicable performance goals. In addition, the company agreed to continue to make available to Mr. Lewis the accounting firm that has been providing him with tax advice in connection with his prior company assignment outside the United States. The provision of such compensation and benefits is subject to Mr. Lewis’ execution of a release of claims in favor of the company and compliance with restrictive covenants concerning nondisclosure and non-disparagement, which are perpetual, noncompetition for one year post-termination, and non-interference with, or non-solicitation of, customers, business relations, employees and other service providers of the Company for two years post-termination.

REPORT OF THE COMPENSATION COMMITTEE

The Zoetis Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis contained in this proxy statement. Based on its review and discussions with management, the Zoetis Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A filed with the SEC.

THE COMPENSATION COMMITTEE

Robert W. Scully, Chair

Paul M. Bisaro

Sanjay Khosla

Gregory Norden

Louise M. Parent

ZOETIS 2020 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Juan Ramón Alaix(5)	2019	1,200,000	—	15,322,769	(6)	2,399,982	1,872,000	350,668	21,145,419
Chief Executive Officer	2018	1,200,000	—	5,399,942		2,699,990	2,047,500	321,968	11,669,400
	2017	1,190,000	—	4,866,579		2,433,331	1,750,000	288,859	10,528,769

Glenn C. David	2019	690,000	—	1,612,477		537,487	695,520	136,866	3,672,350
Executive Vice President and	2018	626,250	—	1,066,567		533,323	691,380	117,651	3,035,171
Chief Financial Officer	2017	596,250	150,000	933,252		466,666	550,041	101,388	2,797,597

Kristin C. Peck(5)	2019	690,000	—	1,349,964		449,997	695,520	144,683	3,330,164
Executive Vice President and	2018	675,000	—	999,930		499,986	734,400	129,608	3,038,924
Group President, U.S.	2017	655,000	300,000	933,252		466,666	599,440	112,245	3,066,603
Operations, Business
Development and Strategy

Clinton A. Lewis, Jr.(5)	2019	690,000	—	1,349,964		449,997	654,120	412,272	3,556,353
Executive Vice President and	2018	675,000	—	999,930		499,986	729,000	1,721,890	4,625,806
Group President, International	2017	655,000	300,000	933,252		466,666	607,060	1,485,268	4,447,246
Operations, Commercial
Development, Global Genetics,
Aquatic Health and Human
Medical Diagnostics

Catherine A. Knupp	2019	690,000	—	1,349,964		449,997	678,960	142,301	3,311,222
Executive Vice President and	2018	626,250	—	999,930		499,986	676,350	121,425	2,923,941
President of Research and	2017	582,500	300,000	933,252		466,666	534,245	99,895	2,916,558
Development

(1)

The amounts shown in the “Stock Awards” column represent the aggregate grant date fair values for the Restricted Stock Units (“RSUs”) and the performance award units granted by Zoetis in 2019, 2018 and 2017, determined in accordance with FASB ASC Topic 718 based on the assumptions and methodologies set forth in Note 15 to Zoetis’ 2019 Annual Report on Form 10-K, filed with the SEC on February 13, 2020 (the “2019 10-K”). Further information regarding the 2019 awards is included in the 2019 Grants of Plan-Based Awards Table and the Outstanding Equity Awards at 2019 Fiscal Year-End Table. With respect to the performance award units granted by Zoetis in 2019, 2018 and 2017, the amounts included in the “Stock Awards” column of the Summary Compensation Table above represent the target payout at the grant date based upon the probable outcome of the performance conditions. The table below shows the amount of the target payout value at the grant date and the maximum value at the grant date assuming that the highest performance conditions would be achieved for each of the performance award units granted in 2019.

	Performance Award Unit Grants in 2019
Name	Grant date target payout $	Maximum Value at Grant Date $

Juan Ramón Alaix	14,817,392	29,634,784

Glenn C. David	1,074,991	2,149,982

Kristin C. Peck	899,988	1,799,976

Clinton A. Lewis, Jr.	899,988	1,799,976

Catherine A. Knupp	899,988	1,799,976

(2)

The amounts shown in the “Option Awards” column represents the aggregate grant date fair values of long-term incentive awards granted to the NEOs by Zoetis in 2019, 2018 and 2017, determined in accordance with FASB ASC Topic 718 based on the assumptions and methodologies set forth in Note 15 to the 2019 10-K. Further information regarding the 2019 awards is included in the 2019 Grants of Plan-Based Awards Table and the Outstanding Equity Awards at 2019 Fiscal Year-End Table.

48	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

(3)	The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent annual cash incentive awards earned by the NEOs under the Zoetis Annual Incentive Plan for 2019, 2018 and 2017.

(4)	The following table sets forth the component amounts presented in the “All Other Compensation” column above for the year ended December 31, 2019:

Name	Company Contributions Under the Zoetis Savings Plan (i) ($)	Company Contributions Under the Zoetis Supplemental Savings Plan (ii) ($)	International Assignment (iii) ($)	Other (iv) ($)	All Other Compensation ($)

Juan Ramón Alaix	11,200	309,750	—	29,718	350,668

Glenn C. David	24,625	109,991	—	2,250	136,866

Kristin C. Peck	28,000	114,406	—	2,277	144,683

Clinton A. Lewis, Jr.	28,000	113,866	266,907	3,499	412,272

Catherine A. Knupp	28,000	108,488	—	5,813	142,301

(i)

The amounts shown in this column represent the sum of profit sharing and matching contributions under the Zoetis Savings Plan (“ZSP”), a tax-qualified retirement savings plan. Under the terms of the ZSP, the company will match up to 5% of salary compensation contributed by each employee, subject to limitations under the Internal Revenue Code of 1986, as amended (“IRC”). The company contribution to the ZSP for Mr. Alaix and Mr. David are lower than that of the other NEOs because they reached certain IRC limits for contributions to the ZSP.

(ii)

The amounts shown in this column represent the sum of profit sharing and matching contributions under the Zoetis Supplemental Savings Plan (“ZSSP”). The ZSSP is discussed in more detail in the 2019 Non-Qualified Deferred Compensation Table.

(iii)

Mr. Lewis was on assignment in Ireland through May 15, 2018, then returned to the United States. This assignment was at the company’s request and Mr. Lewis received benefits in line with those that are generally available to all Zoetis employees serving in international assignments. In 2019, these benefits consisted of taxes paid by the company for benefits related to his assignment.

(iv)	The amounts shown in this column include the imputed income related to Zoetis’ group term life insurance coverage in excess of $50,000.

(5)

Mr. Alaix retired from the position of CEO effective December 31, 2019, and on January 1, 2020, Ms. Peck succeeded Mr. Alaix as CEO. Mr. Lewis departed from Zoetis on February 29, 2020. Additional detail is provided in the “Leadership Transition” section of the CD&A.

(6)

Mr. Alaix’ 2019 Stock Awards amount includes $8,122,907 representing the incremental increase in the fair value of Mr. Alaix’ outstanding performance award units granted in 2018 and 2019, as a result of a modification on October 2, 2019, providing continued vesting treatment of these awards upon his termination of employment, subject to his performing transition services as described in the “Leadership Transition” section of the CD&A. Prior to the modification, these awards were subject to pro-rata vesting upon his retirement. Mr. Alaix’ 2019 Stock Awards amount excluding the modification is $7,199,862, comprised of $2,399,962 grant date value of RSUs and $4,799,900 grant date value of performance award units, as detailed in the Grants of Plan-Based Awards table.

ZOETIS 2020 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

2019 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about non-equity incentive awards and equity incentive awards granted to our NEOs during the fiscal year ended December 31, 2019. All stock options, RSUs and performance award units granted to our NEOs in 2019 were granted under the 2013 Equity and Incentive Plan and the applicable award agreements. See the discussion under the heading “Long-Term Incentives” in the CD&A for further information about these stock options, RSUs and performance award units.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Juan Ramón Alaix	Annual Incentive		0	1,560,000	3,120,000

	Stock Options (5)	2/12/2019								110,192	87.51	2,399,982

	Restricted Stock Units (5)	2/12/2019							27,425			2,399,962

	Performance Award Units (6)	2/12/2019				0	47,285	94,570				4,799,900

	Performance Award Units (7)	10/2/2019				0	37,265	74,529				8,122,907

Glenn C. David	Annual Incentive		0	552,000	1,104,000

	Stock Options (5)	2/12/2019								24,678	87.51	537,487

	Restricted Stock Units (5)	2/12/2019							6,142			537,486

	Performance Award Units (6)	2/12/2019				0	10,590	21,180				1,074,991

Kristin C. Peck	Annual Incentive		0	552,000	1,104,000

	Stock Options (5)	2/12/2019								20,661	87.51	449,997

	Restricted Stock Units (5)	2/12/2019							5,142			449,976

	Performance Award Units (6)	2/12/2019				0	8,866	17,732				899,988

Clinton A. Lewis, Jr.	Annual Incentive		0	552,000	1,104,000

	Stock Options (5)	2/12/2019								20,661	87.51	449,997

	Restricted Stock Units (5)	2/12/2019							5,142			449,976

	Performance Award Units (6)	2/12/2019				0	8,866	17,732				899,988

Catherine A. Knupp	Annual Incentive		0	552,000	1,104,000

	Stock Options (5)	2/12/2019								20,661	87.51	449,997

	Restricted Stock Units (5)	2/12/2019							5,142			449,976

	Performance Award Units (6)	2/12/2019				0	8,866	17,732				899,988

(1)	The amounts represent the threshold, target and maximum non-equity incentive plan awards under the Zoetis Annual Incentive Plan for 2019.

(2)

These amounts represent the threshold, target and maximum share payouts under our performance award unit program for the performance period beginning January 1, 2019 and ending December 31, 2021. The payment for threshold performance is 0%. The target payout is equal to 100% of the granted units and represents the number of performance award units that may be earned for achieving the target level of the performance goal. The maximum payout is 200% of the target number of performance award units and represents the number of performance award units that may be earned for achieving the maximum level of the performance goal. Dividend equivalent units are accrued through the payout date and increase the target number of performance award units.

(3)	The exercise price of the stock options is the closing price of the company’s stock on the grant date.

(4)

The amounts shown in this column represent the award values as of the grant date, computed in accordance with FASB ASC Topic 718 based on the assumptions and methodologies set forth in Note 15 to the 2019 10-K. For awards granted on February 12, 2019, the stock options are shown using a Black-Scholes value of $21.78 on the grant date, the RSUs are shown using the company’s grant date closing stock price of $87.51, and the performance award units granted are shown using a Monte Carlo simulation model value of $101.51 on the grant date of February 12, 2019. For each NEO, the target grant date values were intended to be distributed with 50% of the total value in performance award unit awards and 25% of the total value each in RSUs and stock option grants; however, there are slight differences in intended value due to rounding down upon the conversion from dollar values to a number of options or units using the grant date values. The October 2, 2019 grant date fair value of Mr. Alaix’ modified performance award units are shown using a Monte Carlo simulation model value of $211.56 and $242.12 for the 2019 and 2018 performance award units, respectively, on the modification date of October 2, 2019.

(5)	These Zoetis stock option and RSU awards are subject to three-year cliff vesting and vest 100% on the third anniversary of the grant date.

50	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

(6)

These performance award units are subject to three-year cliff vesting and are earned based on achievement of a performance goal measured over a three-year performance period beginning January 1, 2019 and ending December 31, 2021. The performance goal is based on the company’s TSR results as compared to the TSR results of the companies comprising the S&P 500 Group. The number of shares paid under these performance award units, if any, ranges from 0% to 200% of the target number of shares (including accrued dividend equivalent units) and depends upon the extent to which the performance goal is achieved, as determined by the Committee after the end of the performance period.

(7)

The amount represents the incremental increase in the fair value of Mr. Alaix’ 2019 and 2018 outstanding performance award units as a result of a modification that provides continued vesting treatment of these awards upon his termination of employment, subject to his performing transition services as described in the “Leadership Transition” section of the CD&A. Prior to the modification, these awards were subject to pro-rata vesting upon his retirement. The October 2, 2019 modification impacted 29,440 units having a value of $6,228,322 for Mr. Alaix’ 2019 performance award units and 7,825 units having a value of $1,894,585 for Mr. Alaix’ 2018 performance award units.

ZOETIS 2020 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END TABLE

The following table summarizes the Zoetis equity-based long-term incentive awards made to our NEOs that were outstanding as of December 31, 2019.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Juan Ramón Alaix	2/27/2015	109,954	—	46.09		2/26/2025	—		—	—	—

	2/19/2016	187,667	—	41.83		2/18/2026	—		—	—	—

	2/14/2017	—	170,163	55.02		2/13/2027	111,687	(6)	14,781,774	—	—

	2/13/2018	—	133,070	73.24		2/12/2028	37,263		4,931,758	54,396	7,199,311

	2/12/2019	—	110,192	87.51		2/11/2029	27,547		3,645,845	94,990	12,571,927

Glenn C. David	2/27/2015	7,712	—	46.09		2/26/2025	—		—	—	—

	12/6/2016	11,144	—	50.22		12/5/2026	—		—	—	—

	2/14/2017		32,634	55.02		2/13/2027	21,418	(6)	2,834,672	—	—

	2/13/2018		26,285	73.24		2/12/2028	7,360		974,096	10,744	1,421,968

	2/12/2019		24,678	87.51		2/11/2029	6,169		816,467	21,274	2,815,614

Kristin C. Peck	1/31/2013	10,385	—	26.00	(5)	1/31/2023	—		—	—	—

	3/4/2014	78,651	—	30.89		3/3/2024	—		—	—	—

	2/27/2015	37,132	—	46.09		2/26/2025	—		—	—	—

	2/19/2016	40,214	—	41.83		2/18/2026	—		—	—	—

	2/14/2017		32,634	55.02		2/13/2027	21,418	(6)	2,834,672	—	—

	2/13/2018		24,642	73.24		2/12/2028	6,900		913,215	10,074	1,333,294

	2/12/2019		20,661	87.51		2/11/2029	5,165		683,588	17,810	2,357,154

Clinton A. Lewis, Jr.	3/4/2014	46,816	—	30.89		3/3/2024	—		—	—	—

	2/27/2015	28,563	—	46.09		2/26/2025	—		—	—	—

	2/19/2016	35,746	—	41.83		2/18/2026	—		—	—	—

	2/14/2017		32,634	55.02		2/13/2027	21,418	(6)	2,834,672	—	—

	2/13/2018		24,642	73.24		2/12/2028	6,900		913,215	10,074	1,333,294

	2/12/2019		20,661	87.51		2/11/2029	5,165		683,588	17,810	2,357,154

Catherine A. Knupp	2/14/2017		32,634	55.02		2/13/2027	21,418	(6)	2,834,672	—	—

	2/13/2018		24,642	73.24		2/12/2028	6,900		913,215	10,074	1,333,294

	2/12/2019		20,661	87.51		2/11/2029	5,165		683,588	17,810	2,357,154

(1)

These Zoetis stock options, RSUs and performance award units are subject to a three-year cliff vesting schedule and vest 100% on the third anniversary of the grant date, and performance award units are earned based on achievement of a performance goal measured over a three-year performance period.

(2)	These amounts are rounded to the nearest whole unit and include accrued dividend equivalent units applied after the grant date.

(3)	Based on Zoetis’ closing stock price on December 31, 2019, of $132.35.

(4)

These performance award units are subject to three-year cliff vesting and are earned, in the case of awards granted in 2018, based on achievement of a performance goal over a three-year performance period beginning January 1, 2018 and ending December 31, 2020, and in the case of awards granted in 2019, based on achievement of a performance goal over a three-year performance period beginning January 1, 2019 and ending December 31, 2021. Each performance goal is based on the company’s TSR results as compared to the TSR results of the companies comprising the S&P 500 Group. The number of shares paid under these performance award units, if any, ranges from 0% to 200% of the target number of shares and depends upon the extent to which the performance goal is achieved, as determined by the Committee after the end of the performance period. Based on the results of the performance awards granted in 2017, for which the performance period ended on December 31, 2019, the number of performance award units shown for the awards granted in 2018 and 2019 is 200% of the target amount.

52	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

(5)	Zoetis’ Initial Public Offering (“IPO”) stock price on February 1, 2013.

(6)

These amounts consist of Zoetis RSUs that remained unvested as of December 31, 2019, and performance award units for which the performance period ended on December 31, 2019 and the level of performance has been determined. The table below shows these amounts for each NEO as of December 31, 2019.

Name	RSU Awards	Earned Performance Award Units	Total Number of Units that Have Not Vested

Juan Ramón Alaix	45,010	66,677	111,687

Glenn C. David	8,631	12,787	21,418

Kristin C. Peck	8,631	12,787	21,418

Clinton A. Lewis, Jr.	8,631	12,787	21,418

Catherine A. Knupp	8,631	12,787	21,418

ZOETIS 2020 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

2019 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information about the number and value of shares acquired upon vesting of RSUs and the stock options exercised by our NEOs during 2019.

	Option Awards		RSU Awards		Performance Award Units(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)

Juan Ramón Alaix	362,109	23,368,602	51,270(4)	4,866,036	85,442(4)	8,109,300

Glenn C. David	29,492	1,962,362	10,757	1,276,310	3,729	353,919

Kristin C. Peck	30,000	2,430,015	10,985	1,042,586	18,309	1,737,707

Clinton A. Lewis, Jr.	42,796	3,570,763	9,765	926,796	16,274	1,544,565

Catherine A. Knupp	61,330	3,918,734	8,951	849,539	14,918	1,415,867

(1)

The performance award units earned were determined based on relative TSR performance over the 2016-2018 performance period and were paid on February 19, 2019. Mr. Alaix elected to defer 100% of his shares into the Equity Deferral Plan.

(2)	The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.

(3)

The RSUs and performance award units for all NEOs were granted on February 19, 2016 and vested on February 19, 2019. The value realized on vesting is based on the closing price of our common stock of $94.91 on February 19, 2019.

(4)	Mr. Alaix elected to defer 100% of his shares underlying vested RSUs and performance award units into the Zoetis Inc. Equity Deferral Plan.

(5)

Certain NEOs were Pfizer employees at the time of Zoetis’ IPO in February 2013 and in 2019, continued to hold Pfizer equity-based long-term incentive awards. The table below shows Pfizer TSRUs that settled in 2019.

	TSRU Awards(b)
Name(a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Juan Ramón Alaix	31,310	1,345,078

Kristin C. Peck	13,377	574,676

Clinton A. Lewis, Jr.	4,091	175,749

Catherine A. Knupp	3,934	169,005

(a)	Mr. David does not hold Pfizer equity-based long-term incentive awards and is not included in this table.

(b)	These 7-Year Pfizer TSRUs were granted on February 23, 2012 and settled in Pfizer stock at the Pfizer closing stock price of $42.96 on February 22, 2019.

54	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

2019 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table summarizes activity during 2019 and account balances as of December 31, 2019, in the Zoetis Supplemental Savings Plan (“ZSSP”) and the Zoetis Equity Deferral Plan for our NEOs.

The key features of the ZSSP are described in the Compensation Discussion and Analysis section, “Retirement Benefits”. Amounts for our NEOs who were Pfizer employees at the time of the IPO include prior non-qualified Supplemental Savings Plan balances held by NEOs when they served as executives of Pfizer and transferred to the ZSSP.

Under the Zoetis Equity Deferral Plan, NEOs may elect to defer the full amount of common stock to be received upon vesting of RSUs and performance award units, or less than the full amount in 25% increments. NEOs may elect to receive their deferred shares in the January following termination of employment in a lump sum or in annual installments (special provisions provide for situations such as death or disability, or to comply with IRC regulations, as described more fully in the Zoetis Equity Deferral Plan). Election decisions must be made by the end of the year before the RSUs are granted, and by the end of the second year of a three-year performance period for performance award units.

Name	Plan	Aggregate Balance at January 1, 2019(1) ($)	Executive Contributions in 2019(2) ($)	Company Contributions in 2019(3) ($)	Aggregate Earnings in 2019(4) ($)	Aggregate Balance as of December 31, 2019 ($)

Juan Ramón Alaix	Zoetis Supplemental Savings Plan	10,782,682	1,054,298	309,750	2,709,478	14,856,208

	Zoetis Equity Deferral Plan	8,752,165	12,975,336	—	10,074,663	31,802,164

Glenn C. David	Zoetis Supplemental Savings Plan	993,251	208,836	109,991	423,239	1,735,317

Kristin C. Peck	Zoetis Supplemental Savings Plan	1,863,948	57,203	114,406	612,410	2,647,967

Clinton A. Lewis, Jr.	Zoetis Supplemental Savings Plan	922,356	68,319	113,866	398,404	1,502,945

Catherine A. Knupp	Zoetis Supplemental Savings Plan	2,009,274	325,464	108,488	528,947	2,972,173

(1)

Amounts in this column that were reported in the Summary Compensation Table for the years 2017 and 2018 (combined) are as follows: Mr. Alaix: $11,353,582, Mr. David: $446,293, Ms. Peck: $283,361, Mr. Lewis: $304,472, and Dr. Knupp: $605,926.

(2)

Executive contributions to the ZSSP shown in this column are included in the Summary Compensation Table for the year 2019. Mr. Alaix’ contribution to the Zoetis Equity Deferral Plan represents the shares payable pursuant to RSU awards and performance award units that vested on February 19, 2019; the value shown in the table above is based on the closing price of our common stock on February 19, 2019 of $94.91. These awards were reported in the Summary Compensation Table in 2016 (the year of grant) at the grant date fair value amount. Mr Alaix has elected to receive these deferred shares in a lump sum in the January following his termination of employment.

(3)

Company contribution amounts shown in this column include profit sharing and company matching contributions and are reflected in the “All Other Compensation” column of the Summary Compensation Table. Company contribution amounts under the tax-qualified ZSP are also reflected in the “All Other Compensation” column of the Summary Compensation Table but not in the table above.

(4)	Aggregate earnings are not reflected in the Summary Compensation Table because the earnings are not “above-market”. These amounts include dividends, interest and change in market value.

ZOETIS 2020 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON EMPLOYMENT TERMINATION TABLE

The NEOs are eligible to receive benefits under the Zoetis Executive Severance Plan which provides for payment of severance benefits in the event of an involuntary termination of employment (other than for “Cause”) that is not in connection with a change in control of the company (“CIC”) and a higher level of benefits in the event of an involuntary termination of employment (other than for “Cause”) or a termination for “good reason” that is in connection with, or within 24 months after, a CIC. The amounts payable under the Zoetis Executive Severance Plan are summarized in the CD&A under “Severance”.

Treatment of long-term incentive awards upon termination of employment is in accordance with the terms of the Equity Plan and the long-term incentive award agreements.

The following table shows the estimated benefits payable upon a hypothetical termination of employment under the Zoetis Executive Severance Plan and the Equity Plan under various termination scenarios, assuming the applicable termination occurred on December 31, 2019. Payment of severance benefits is contingent upon the execution of a release agreement.

Benefits provided pursuant to Mr. Alaix’ transition support agreement described in the “Leadership Transition” section of the CD&A are effective January 1, 2020, and are not reflected in the table below. For more information regarding amounts payable to Mr. Alaix under this letter agreement, see the “Leadership Transition” section of the CD&A.

Name	Description	Without Cause: Apart from a Restructuring Event or CIC ($)		Without Cause: Restructuring Event ($)		Without Cause or for Good Reason Upon or Within 24 Months Following a CIC ($)		Death or Disability ($)		Retirement ($)
Juan Ramón Alaix	Severance	4,140,000	(1)	4,140,000	(1)	6,900,000	(6)	—		—
	Benefits Continuation	16,687	(2)	16,687	(2)	25,030	(7)	—		—
	Outplacement Services	16,560	(3)	16,560	(3)	16,560	(3)	—		—
	Equity Acceleration	42,628,419	(4)	50,487,326	(5)	59,210,422	(8)	59,210,422	(9)	42,628,419	(10)
	Total	46,801,666		54,660,573		66,152,012		59,210,422		42,628,419
Glenn C. David	Severance Amount	1,242,000	(1)	1,242,000	(1)	2,484,000	(6)	—		—
	Benefits Continuation	12,796	(2)	12,796	(2)	19,194	(7)	—		—
	Outplacement Services	16,560	(3)	16,560	(3)	16,560	(3)	—		—
	Equity Acceleration	—	(4)	9,610,228	(5)	11,927,899	(8)	11,927,899	(9)	—
	Total	1,271,356		10,881,584		14,447,653		11,927,899		—
Kristin C. Peck	Severance	1,242,000	(1)	1,242,000	(1)	2,484,000	(6)	—		—
	Benefits Continuation	13,885	(2)	13,885	(2)	20,828	(7)	—		—
	Outplacement Services	16,560	(3)	16,560	(3)	16,560	(3)	—		—
	Equity Acceleration	—	(4)	9,160,700	(5)	11,183,255	(8)	11,183,255	(9)	—
	Total	1,272,445		10,433,145		13,704,643		11,183,255		—
Clinton A. Lewis, Jr.	Severance	1,242,000	(1)	1,242,000	(1)	2,484,000	(6)	—		—
	Benefits Continuation	22,617	(2)	22,617	(2)	33,926	(7)	—		—
	Outplacement Services	16,560	(3)	16,560	(3)	16,560	(3)	—		—
	Equity Acceleration	—	(4)	9,160,700	(5)	11,183,255	(8)	11,183,255	(9)	—
	Total	1,281,177		10,441,877		13,717,741		11,183,255		—
Catherine A. Knupp	Severance	1,242,000	(1)	1,242,000	(1)	2,484,000	(6)	—		—
	Benefits Continuation	23,591	(2)	23,591	(2)	35,387	(7)	—		—
	Outplacement Services	16,560	(3)	16,560	(3)	16,560	(3)	—		—
	Equity Acceleration	7,687,160	(4)	9,160,700	(5)	11,183,255	(8)	11,183,255	(9)	7,687,160	(10)
	Total	8,969,311		10,442,851		13,719,202		11,183,255		7,687,160

56	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

(1)

These amounts represent severance payable under the Zoetis Executive Severance Plan, equal to 18 months’ base salary and target annual incentive for the year of termination for the CEO and equal to 12 months’ base salary and target annual incentive for the year of termination for the other NEOs, in each case, in the event of the executive’s involuntary termination of employment without Cause.

(2)

These amounts represent the cost of 12 months of active health and life insurance coverage at the levels provided to the applicable NEO as of the date of termination of employment and assuming no increase in the cost of coverage.

(3)	These amounts represent the program fee for outplacement services for 12 months.

(4)

These amounts represent the value of Zoetis long-term incentive awards that vest on the executive’s involuntary termination of employment without Cause, apart from a CIC or a restructuring event, using Zoetis’ closing stock price of $132.35 on December 31, 2019. Executives that are not retirement-eligible upon termination of employment forfeit their unvested stock options, RSUs and performance award units. Executives that are retirement-eligible at the time of termination of employment receive equity acceleration treatment described in the footnote to the “Retirement” column (Mr. Alaix and Dr. Knupp are retirement-eligible on December 31, 2019).

(5)

These amounts represent the value of Zoetis long-term incentive awards that vest on the executive’s involuntary termination of employment without Cause due to a restructuring event using Zoetis’ closing stock price of $132.35 on December 31, 2019. Except as noted below, upon termination, unvested stock options fully vest while unvested RSUs and performance award units will vest on a pro-rata basis, with payout of performance award units being subject to achievement of pre-established performance goals and determined after the end of the performance period. Stock option awards held for at least one year by retirement-eligible executives (Mr. Alaix and Dr. Knupp are retirement-eligible on December 31, 2019) will continue to vest under the original vesting schedule and have the remaining option term to exercise. RSU awards that are held for at least one year by employees who are age 65 or older with 10 or more years of service, including Mr. Alaix, will continue to vest under the original vesting schedule.

(6)

These amounts represent severance payable under the Zoetis Executive Severance Plan, equal to 30 months base salary and target annual incentive for the year of termination for the CEO and equal to 24 months’ base salary and target annual incentive for the year of termination for the other NEOs, in each case, in the event of the executive’s involuntary termination without Cause or for Good Reason upon or within 24 months after a CIC.

(7)

These amounts represent the cost of 18 months of active health and life insurance coverage at the levels provided to the applicable NEO as of the date of termination of employment and assuming no increase in the cost of coverage.

(8)

These amounts represent the value of Zoetis long-term incentive awards that vest upon a qualifying termination following a CIC using Zoetis’ closing stock price of $132.35 on December 31, 2019. In the event of the executive’s involuntary termination of employment without Cause or for Good Reason upon, or within 24 months after, a CIC, all unvested awards will fully vest (performance award units vest at the target level).

(9)

These amounts represent the value of Zoetis long-term incentive awards that vest on termination of employment due to death or disability using Zoetis’ closing stock price of $132.35 on December 31, 2019. In the event of the executive’s termination of employment due to death or disability, all unvested awards will fully vest (performance award units vest at the target level).

(10)

These amounts represent the value of Zoetis long-term incentive awards that vest on termination of employment due to retirement (Mr. Alaix and Dr. Knupp were retirement-eligible on December 31, 2019) using Zoetis’ closing stock price of $132.35 on December 31, 2019 (and, with respect to performance award units, assuming achievement of performance goals at the target level). In the event of the executive’s termination of employment due to retirement, unvested stock options held for at least one year will continue to vest under the original vesting schedule and have the remaining option term to exercise, while RSUs and performance award units will vest on a pro-rata basis, with payout of performance award units being subject to achievement of pre-established performance goals and determined after the end of the performance period. For employees who are age 65 or older with 10 or more years of service, including Mr. Alaix, RSUs will continue to vest under the original vesting schedule instead of vesting on a pro-rata basis. Any awards held prior to the first anniversary of the date of grant will be forfeited in the event of a termination of employment due to retirement.

ZOETIS 2020 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLANS

The following table shows shares reserved for issuance for outstanding awards granted under the company’s 2013 Equity and Incentive Plan as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	5,368,050	(1)	$51.64	(2)	11,272,238

Equity compensation plans not approved by security holders	252,603	(3)	—		—

Total	5,620,653		$51.64		11,272,238

(1)

Includes 3,463,624 stock options, 74,273 shares underlying deferred stock units (granted in 2013 and 2014 to non-employee directors), 1,334,741 shares underlying RSUs and 495,412 underlying performance award units. The weighted-average exercise price is only applicable to stock options.

(2)	The weighted-average exercise price is only applicable to stock options.

(3)	These RSUs were assumed under the Abaxis 2014 Equity Incentive Plan, as amended, in connection with the July 31, 2018 acquisition of Abaxis, Inc.

58	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

ITEM 3	ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION (SAY ON PAY FREQUENCY)

Pursuant to Section 14A of the Exchange Act, shareholders must be given the opportunity to vote once every six years, on a non-binding advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. By voting with respect to this Item 3, shareholders may indicate their preferred voting frequency by selecting the option of 1 year, 2 years, or 3 years. Shareholders may also abstain from casting a vote.

Our Board of Directors believes that an annual advisory vote on executive compensation is the best approach for our company because it allows our shareholders to provide timely, direct input on our executive compensation policies and practices as disclosed in the proxy statement each year.

At our 2014 Annual Meeting of Shareholders, our shareholders voted for, and our Board subsequently approved, an annual advisory vote on executive compensation.

We will treat the option that receives the highest number of votes cast as the recommendation of our shareholders. While the vote is not binding on the Board, the Compensation Committee and the Board will consider the outcome of the vote in determining whether to change our current practice of holding an annual “say on pay” vote. However, we may decide that it is in the best interests of our company to hold an advisory vote on executive compensation more or less frequently than the option voted for by our shareholders.

ITEM 3 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS CONTINUING OUR CURRENT PRACTICE OF HOLDING AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION.

ZOETIS 2020 PROXY STATEMENT	59

AUDIT COMMITTEE MATTERS

ITEM 4	RATIFICATION OF APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the company’s independent registered public accounting firm. At least annually, the Audit Committee reviews our accounting firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines in order to determine whether to reappoint such firm as our independent registered public accounting firm.

Based on its review, the Audit Committee has appointed KPMG as our independent registered public accounting firm for the year ending December 31, 2020. The Audit Committee and Board of Directors believe that the continued retention of KPMG as the company’s independent registered public accounting firm is in the best interests of the company and its shareholders. KPMG has served as our independent accounting firm continuously since 2013, and also audited our financial statements for 2011 and 2012, when we were wholly owned by Pfizer. We are asking shareholders to ratify the appointment of KPMG for 2020. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the selection of such firm. One or more representatives of KPMG will be present at the Annual Meeting of Shareholders, will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

ITEM 4 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

KPMG FEES AND SERVICES

The following table sets forth the aggregate fees for professional services billed or to be billed by KPMG for the years ended December 31, 2019 and 2018 for the audits of our financial statements, and fees for other services rendered by KPMG during those periods.

	2019	2018
Audit fees	$10,092,100	$10,507,920
Audit-related fees	251,300	63,100
Tax fees	1,135,890	1,493,433
All other fees	—	—
Total fees	$11,479,290	$12,064,453

Audit fees consist of fees for professional services for the audit or review of the company’s consolidated financial statements and for the audit of internal control over financial reporting, or for audit services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and comfort letters. Audit fees includes reimbursement for direct out-of-pocket travel and other sundry expenses, which were approximately $325,000 and $300,000 for the years ended December 31, 2019 and 2018, respectively.

60	ZOETIS 2020 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the company’s consolidated financial statements and are not reported under Audit fees, including audits of employee benefit plans, special procedures to meet certain statutory requirements and agreed-upon procedures related to contract compliance.

Tax fees consist primarily of fees for tax advice and planning, and tax compliance including the review and preparation of statutory tax returns and other tax compliance related services.

POLICY ON PRE-APPROVAL OF AUDIT FIRM SERVICES

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits for Audit Committee approval a list of services and related fees expected to be rendered during that year within each of four categories of services:

●

Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and discussions surrounding the proper application of financial accounting and/or reporting standards.

●

Audit-related services are assurance and related services that are traditionally performed by the independent registered public accounting firm, including employee benefit plan audits and special procedures required to meet certain regulatory requirements.

●

Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assistance with coordination of execution of tax-related activities, primarily in the area of corporate development; support of other tax-related regulatory requirements; and tax compliance and reporting.

●

All other services are those services not captured in the audit, audit-related or tax categories. The company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category, and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All of the services relating to the fees set forth in the above table for 2018 and 2019 were pre-approved by our Audit Committee in accordance with the above policy.

ZOETIS 2020 PROXY STATEMENT	61

AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

A key role of the Audit Committee is to assist the Board in its oversight of the company’s financial reporting, internal controls and audit functions. As set forth in the written charter of the Audit Committee, management of the company is responsible for the preparation, presentation and integrity of the company’s financial statements, the company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The company has a full-time Internal Audit department that reports to the Audit Committee and management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the company’s system of internal control.

The company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for auditing the company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”), and expressing an opinion on the effectiveness of the company’s internal controls over financial reporting.

In the performance of its oversight function, the Audit Committee met with KPMG, management and the company’s Chief Audit Executive to assure that all were carrying out their respective responsibilities. Both KPMG and the Chief Audit Executive had full access to the Audit Committee, including regular meetings without management present. In addition, the Audit Committee has reviewed and discussed the company’s audited financial statements with management and KPMG. The Audit Committee also has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Furthermore, the Audit Committee (i) has received from KPMG the written disclosures and letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence; (ii) has discussed with KPMG their independence from the company and its management; and (iii) has considered whether KPMG’s provision of non-audit services to the company is compatible with maintaining the auditors’ independence. All audit and non-audit services performed by KPMG must be specifically approved by the Audit Committee or a member thereof.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the company’s audited financial statements for the fiscal year ended December 31, 2019, be included in the company’s 2019 Annual Report on Form 10-K that was filed with the SEC on February 13, 2020. The Audit Committee also approved the appointment of KPMG as our independent auditors for the fiscal year ending December 31, 2020.

THE AUDIT COMMITTEE

Gregory Norden, Chair

Frank A. D’Amelio

Louise M. Parent

Robert W. Scully

62	ZOETIS 2020 PROXY STATEMENT

OWNERSHIP OF OUR COMMON STOCK

STOCK OWNERSHIP TABLES

The tables below show how many shares of Zoetis common stock certain individuals and entities beneficially owned on March 15, 2020. These individuals and entities are (1) owners of more than 5% of the outstanding shares of our common stock, (2) our current directors, (3) the executive officers named in the Summary Compensation Table on page 48 and (4) all our current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares unless otherwise described below.

Name of Beneficial Owner	Number of Shares Owned	Percent of Class (%) (1)
5% Beneficial Owners:
BlackRock, Inc.(2)	41,563,670	8.75%
55 East 52nd Street
New York, NY 10055
The Vanguard Group(3)	37,400,083	7.87%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Percentages based on 475,187,193 shares outstanding on March 15, 2020.

(2)

Based on a Schedule 13G/A that BlackRock Inc. filed with the SEC on February 6, 2020, which contained information as of December 31, 2019. Such Schedule 13G/A states that BlackRock Inc. has sole voting power with respect to 36,028,482 shares of Zoetis common stock, sole dispositive power with respect to 41,563,670 shares of Zoetis common stock and shared voting and dispositive power with respect to 0 shares of Zoetis common stock.

(3)

Based on a Schedule 13G/A that Vanguard Group Inc. filed with the SEC on February 12, 2020, which contained information as of December 31, 2019. Such Schedule 13G/A states that The Vanguard Group has sole voting power with respect to 737,082 shares of Zoetis common stock and sole dispositive power with respect to 36,573,447 shares of Zoetis common stock; and together with its wholly-owned subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., has shared voting power with respect to 130,486 shares of Zoetis common stock and shared dispositive power with respect to 826,636 shares of Zoetis common stock.

ZOETIS 2020 PROXY STATEMENT	63

OWNERSHIP OF OUR COMMON STOCK

Name of Beneficial Owner	Common Stock(1)	Deferred Stock Units(2)	Vested Options(3)	RSUs Vesting Within 60 days(4)	Total

Directors and Named Executive Officers:

Paul M. Bisaro	11,748	—	—	—	11,748

Frank A. D’Amelio	12,916	9,616	—	—	22,532

Sanjay Khosla	7,916	9,616	—	—	17,532

Michael B. McCallister	18,496	10,395	—	—	28,891

Gregory Norden	11,784	10,395	—	—	22,179

Louise M. Parent	7,454	9,616	—	—	17,070

Willie M. Reed	6,520	4,729	—	—	11,249

Linda Rhodes	5	—	—	—	5

Robert W. Scully	8,807	9,616	—	—	18,423

William C. Steere, Jr.	16,125	10,395	—	—	26,520

Juan Ramón Alaix	96,708	—	—	—	96,708

Glenn C. David	24,198	—	7,712	—	31,910

Kristin C. Peck	40,658	—	192,516	—	233,174

Clinton A. Lewis, Jr.	32,842	—	143,759	—	176,601

Catherine A. Knupp	64,224	—	32,634	—	96,858

Directors and executive officers as a group (23 persons)(5)	397,338	74,378	358,323	—	830,039

(1)	Represents shares of our common stock and includes shares held by executive officers in our 401(k) plan.

(2)

Represents shares underlying vested deferred stock units and related dividend equivalent units held by non-employee directors, which directors have a right to acquire within 60 days after leaving our Board.

(3)	Represents shares underlying vested stock options granted to our executive officers pursuant to the Zoetis Inc. 2013 Equity and Incentive Plan.

(4)	Represents shares underlying restricted stock units granted to our directors or executive officers pursuant to the Zoetis Inc. 2013 Equity and Incentive Plan that will vest within 60 days.

(5)	The directors and executive officers as a group do not own more than 1% of the total outstanding shares based on 475,187,193 shares outstanding on March 15, 2020.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of 10% or more of a registered class of our equity securities to file reports with the SEC about their ownership of and transactions in our common stock. Based solely on a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC and certain written representations made to us, we believe that all reports that were required to be filed by our directors and executive officers under Section 16(a) during 2019 were timely filed, except that a late Form 4 was filed by former executive officer Andrew Fenton to report the acquisition of phantom stock units in the Zoetis Supplemental Savings Plan.

64	ZOETIS 2020 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

POLICY CONCERNING RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written policy regarding the review, approval and ratification of transactions with related persons. This policy provides that the Board’s Corporate Governance Committee will review each transaction, arrangement or relationship in which we are a participant if the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest. In general, “related persons” are our directors and executive officers, shareholders beneficially owning more than 5% of our outstanding stock, and their immediate family members. We refer to such a transaction as a “related person transaction.”

The policy calls for every proposed related person transaction to be reviewed by the Corporate Governance Committee and, if deemed appropriate, approved by the Committee. The Committee is required to consider all of the relevant facts and circumstances, and to approve only those transactions that, in light of known circumstances, it determines to be in Zoetis’ best interests. If we become aware of an existing related person transaction which has not been reviewed and approved under the policy, the matter will be referred to the Committee, which will evaluate all available options, including ratification, revision or termination of the transaction.

Any member of the Corporate Governance Committee who has an interest in the transaction being reviewed may not participate in the review but may be counted towards a quorum of the Committee. The Chair of the Committee may review and approve a related person transaction if it is not practical or desirable to delay a review of a transaction until the next meeting of the Committee, and then the Chair will report on the review to the Committee at its next regularly scheduled meeting.

A description and a copy of our related person transaction approval policy is available on our website at www.zoetis.com under About Us—Corporate Governance.

RELATED PERSON TRANSACTIONS

During fiscal year 2019, we did not enter into any related person transactions.

ZOETIS 2020 PROXY STATEMENT	65

EXECUTIVE OFFICERS

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Information about the executive officers of the company who are not directors is set forth below. Information for Ms. Peck, our Chief Executive Officer, can be found under “ITEM 1 — ELECTION OF DIRECTORS.”

Glenn David

Age 48

Executive Vice President and Chief Financial Officer

Mr. David has served as our Executive Vice President and Chief Financial Officer since August 2016. With more than 25 years of experience in finance and operations, Mr. David has played a key role in leading the financial operations for Zoetis since its initial public offering in 2013. He served as our Senior Vice President of Finance Operations from 2013 to 2016 and as acting Chief Financial Officer from April 2014 through August 2014. Mr. David joined Pfizer in 1999 and held various financial roles, including Vice President of Global Finance for Pfizer Animal Health, our predecessor company, and Vice President of Finance for the U.S. Primary Care franchise.

Timothy J. Bettington

Age 46

Executive Vice President and President, U.S. Operations

Mr. Bettington has served as our Executive Vice President and President, U.S. Operations since January 2020. Mr. Bettington joined Zoetis from Boehringer Ingelheim (BI) where he served for 12 years, most recently as North American Region Head of Commercial Operations for BI’s animal health business from January 2017 to December 2019. Mr. Bettington was also BI’s Global Head of Customer Experience from August 2015 to December 2016, and Vice President of Sales and Marketing for the U.S. from April 2012 to July 2015. Prior to BI, Mr. Bettington served as Senior Manager Food Animal Marketing at Novartis Animal Health from February 2006 to March 2008. During his years at BI and Novartis Animal Health, Mr. Bettington developed a deep expertise in sales, marketing, strategy and business integration.

Heidi C. Chen

Age 53

Executive Vice President, General Counsel and Corporate Secretary

Ms. Chen has served as our Executive Vice President and General Counsel since October 2012, and as our Corporate Secretary since July 2012. Ms. Chen was also given responsibility for our Human Health Diagnostics business in January 2020. Prior to Zoetis, Ms. Chen was Vice President and Chief Counsel of Pfizer Animal Health, our predecessor company, from 2009 to 2012. Ms. Chen joined Pfizer in 1998 and held various legal and compliance positions of increasing responsibility, including lead counsel for Pfizer’s Established Products (generics) business.

Robert E. Kelly

Age 48

Executive Vice President and President, International Operations

Mr. Kelly was appointed Executive Vice President and President, International Operations in January 2020, and also oversees Pharmaq, our aquatic health business. Mr. Kelly was previously our President of International Operations from March 2018 to December 2019, Senior Vice President of the Asia-Pacific Cluster from April 2015 to February 2018 and Senior Vice President of U.S. Cattle and Equine from November 2009 to April 2015. Mr. Kelly also worked at Wyeth/Fort Dodge Animal Health and Schering Plough before joining Pfizer Animal Health as part of the Wyeth acquisition.

66	ZOETIS 2020 PROXY STATEMENT

EXECUTIVE OFFICERS

Catherine A. Knupp

Age 59

Executive Vice President and President of Research and Development

Dr. Knupp has served as our Executive Vice President and President of Research and Development since October 2012. From 2005 to 2012, she served as Vice President of Pfizer’s Veterinary Medicine Research and Development business unit. Dr. Knupp joined Pfizer in July 2001 and held various positions, including Vice President of Pfizer’s Michigan laboratories for Pharmacokinetics, Dynamics and Metabolism.

Roxanne Lagano

Age 55

Executive Vice President, Chief Human Resources Officer and Global Operations

Ms. Lagano has served as our Executive Vice President and Chief Human Resources Officer since November 2012 and was given responsibility for the Global Operations and Security functions in January 2020. She previously had oversight of the company’s Corporate Communications function from 2015 to 2019. Prior to joining Zoetis, Ms. Lagano was Senior Vice President, Global Compensation, Benefits and Wellness for Pfizer. Ms. Lagano joined Pfizer in 1997 and held various positions, including Senior Director, Business Transactions, Pfizer Worldwide Human Resources.

Wafaa Mamilli

Age 53

Executive Vice President and Chief Information and Digital Officer

Ms. Mamilli has served as our Executive Vice President and Chief Information and Digital Officer since January 2020. Ms. Mamilli joined Zoetis from Eli Lilly and Company where she most recently served as Global Chief Information Officer for business units from January 2019 to January 2020, where she had worldwide responsibility for digital and technology across customer experience, sales, marketing and medical affairs for diabetes, oncology, bio medicines and international business. Prior to that, she was Eli Lilly’s Chief Information Security Officer from March 2016 to March 2019 and Information Officer for the Diabetes Business Unit & Real World Evidence from May 2014 to March 2016. During her tenure at Eli Lilly, Ms. Mamilli held a variety of international and U.S. leadership positions while establishing high-performing teams to identify and deliver on opportunities at the intersection of healthcare, information technology, big data and analytics.

J. Michael McFarland

Age 61

Executive Vice President and Group President, Accelerated Growth Businesses

Dr. McFarland was appointed Executive Vice President and Group President, Accelerated Growth Businesses in January 2020 and oversees the Global Diagnostics, Genetics, BioDevices, Precision Livestock Farming and Platinum Performance businesses at Zoetis. Dr. McFarland previously served as our Head of U.S. Cattle Marketing and Marketing Operations from May 2019 to January 2020, after having played a similar role for the U.S. Petcare business from June 2015 to May 2019 during a period of key product launches and growth. During his career, he has led veterinary services and marketing organizations for companion animals and livestock at Zoetis and Pfizer. Dr. McFarland also worked for 15 years in private practice as a companion animal veterinarian.

Abhay Nayak

Age 32

Head of Global Strategy, Commercial Development and Customer Experience

Mr. Nayak was appointed Head of Global Strategy, Commercial Development and Customer Experience at Zoetis in January 2020. Mr. Nayak also served as our Head of Corporate Strategy from July 2018 to December 2019. Prior to joining Zoetis, Mr. Nayak was a consultant at McKinsey & Company from July 2015 to June 2018, where he advised leading pharmaceutical and medical device companies on crafting and executing global growth strategies. Prior to that, Mr. Nayak was an Assistant Vice President at Barclays Bank Plc in their Investment Banking Division in London.

ZOETIS 2020 PROXY STATEMENT	67

EXECUTIVE OFFICERS

Sherry N. Pudloski

Age 52

Executive Vice President, Corporate Affairs and Communications

Ms. Pudloski was appointed Executive Vice President, Corporate Affairs and Communications in March 2020 and is responsible for the company’s integrated and comprehensive approach to public policy, social responsibility, corporate reputation, and colleague and leadership communications. Ms. Pudloski has considerable experience in communications, corporate social responsibility and healthcare policy. Prior to Zoetis, she served as Chief Communications Officer of Guardian Life Insurance Company from March 2017 to March 2020 and also held executive leadership roles with Pfizer from November 2009 to February 2017, Novartis from May 2006 to November 2009 and Ogilvy Public Relations from November 1994 to November 2006, where she led the global healthcare practice. She is currently a member of the advisory board for Jhpiego, an international non-profit organization committed to creating and delivering transformative health care solutions that provide healthier futures for women and their families, and lectures at both New York University and Georgetown University.

Roman Trawicki

Age 56

Executive Vice President and President of Global Manufacturing and Supply

Mr. Trawicki has served as our Executive Vice President and President, Global Manufacturing and Supply since May 2015. He joined Zoetis in January 2015 as President, Global Manufacturing and Supply. From 2009 to 2014, he was GE Healthcare’s General Manager of Global Supply Chain for Medical Diagnostics, where he focused on diagnostics, injectable contrast media and nuclear medicines. During his career, Mr. Trawicki has also gained extensive global leadership experience in lean manufacturing, supply and operations from additional roles at GE Healthcare, Coloplast and Smith & Nephew.

68	ZOETIS 2020 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We are providing this proxy statement to you in connection with the solicitation of proxies by the Zoetis Board of Directors for the 2020 Annual Meeting of Shareholders and for any adjournment or postponement thereof. We mailed our proxy materials on or about April 6, 2020 and filed our proxy materials with the SEC on April 6, 2020.

VIRTUAL ANNUAL MEETING INFORMATION

We are conducting our 2020 Annual Meeting of Shareholders virtually through a live audio webcast, and online shareholder tools will be available. The meeting will be held at 8:30 a.m. Eastern Daylight Time on Wednesday, May 20, 2020. We are implementing a virtual meeting format this year in light of heightened concerns around coronavirus (COVID-19) as the virtual meeting format allows us to continue to proceed with the meeting while mitigating the health and safety risks to participants. The virtual format will also have the benefit of enabling full and equal participation by all our shareholders from any location in the world at little to no cost.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 26, 2020, the record date, or hold a valid proxy for the meeting. You will be able to attend the 2020 Annual Meeting of Shareholders online, vote your shares electronically and submit questions online during the meeting by logging in to the website listed above using the 16-digit control number included in your notice of internet availability of proxy materials, on your proxy card or on any additional voting instructions accompanying these proxy materials.

Instructions on how to attend and participate via the internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/ZTS2020. (Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.)

Online check-in will start shortly before the meeting on May 20, 2020. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.

We designed the format of our 2020 Annual Meeting of Shareholders to ensure that our shareholders who attend will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. For example, the format of our 2020 Annual Meeting of Shareholders will include the following:

●

As part of the 2020 Annual Meeting of Shareholders, we will hold a live Q&A session, during which we will answer questions as they come in, as time permits. You may submit a question during the meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/ZTS2020. If your question is properly submitted during the relevant portion of the meeting agenda, a company representative will respond to your question during the live webcast, as time permits. Questions on similar topics may be combined and answered together and questions that are determined to be irrelevant or inappropriate will not be addressed.

●

Shareholders will be able to vote their shares electronically during the meeting (other than shares held through Zoetis benefit plans which must be voted prior to the meeting) by going to www.virtualshareholdermeeting.com/ZTS2020 and following the instructions printed on your proxy card or notice of internet availability of proxy materials.

●

The live audio webcast will be available to shareholders and other guests at the time of the meeting and a replay of the meeting will be made publicly available at www.virtualshareholdermeeting.com/ZTS2020 after the meeting. If you do not have your 16-digit control number that is printed on your notice of internet availability of proxy materials or your proxy card (if you received a paper or electronic copy of the proxy materials), you will only be able to listen to the Annual Meeting of Shareholders and will be unable to vote or ask questions.

ZOETIS 2020 PROXY STATEMENT	69

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/ZTS2020.

HOW TO VIEW PROXY MATERIALS ONLINE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2020

Our Proxy Statement and 2019 Annual Report are available online at www.proxyvote.com.

We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery. On or about April 6, 2020, we mailed to our shareholders a notice of internet availability of proxy materials. This notice contains instructions on how to access our proxy statement and 2019 Annual Report and vote online.

You will not receive a printed, paper copy of our proxy materials unless you request one. You may request a paper or e-mail copy of your proxy materials at www.proxyvote.com, or by calling 1 (800) 579-1639, or by sending an email, with your control number in the subject line, to sendmaterial@proxyvote.com.

HOW TO VOTE BY PROXY

Your vote is important and we encourage you to vote as soon as possible, even if you plan to attend the 2020 Annual Meeting of Shareholders via webcast. You may vote shares that you owned as of the close of business on March 26, 2020, the record date for the 2020 Annual Meeting of Shareholders.

You may vote by proxy in the following ways:

By telephone	By calling 1 (800) 690-6903 (toll free)	24 hours a day until 11:59 p.m., Eastern Daylight Time, on May 19, 2020
By internet	Online at www.proxyvote.com	24 hours a day until 11:59 p.m., Eastern Daylight Time, on May 19, 2020
By mail	By returning a properly completed, signed and dated proxy card	Allow sufficient time for us to receive your proxy card before the date of the meeting

For telephone and internet voting, you will need the 16-digit control number included on your notice or on your proxy card or in the e-letter.

If you own shares in a Zoetis benefit plan, the institution holding the shares is the record owner and you are a “beneficial owner” of those shares. You will receive voting instructions from your plan administrator and you may direct them how to vote on your behalf by complying with its voting instructions. If your shares are held through the Zoetis Savings Plan, the Zoetis Registered Retirement Savings Plan or the Zoetis Non-Registered Plan, you will receive a proxy card that will also serve as a voting instruction card for all the Zoetis shares you hold in such plan. If you do not vote your shares or specify your voting instructions on your voting instruction card, the administrator of the applicable savings plan will vote your shares in accordance with the terms of your plan. To allow sufficient time for voting by the administrator of the applicable savings plan, your voting instructions must be received by 11:59 p.m., Eastern Daylight Time, on May 15, 2020.

70	ZOETIS 2020 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

REVOCATION OF PROXIES

If you own shares registered directly in your name as the shareholder of record, you can revoke your proxy at any time before your shares are voted, subject to the voting deadlines that are described on the proxy card or voting instruction form, by:

●	Submitting a written revocation to our Corporate Secretary at Zoetis Inc., 10 Sylvan Way, Parsippany, NJ 07054, which must be received no later than 5:00 P.M. Eastern Time on May 19, 2020;

●	Submitting a later-dated proxy;

●	Providing subsequent telephone or internet voting instructions; or

●	Voting by internet while attending the virtual annual meeting (attending the annual meeting by internet does not revoke your proxy unless you vote by internet during the virtual annual meeting).

If you hold your shares in street name, you must contact your broker, bank, or other nominee for specific instructions on how to change or revoke your vote.

Only the latest validly executed proxy that you submit will be counted.

VOTING AT THE MEETING

Shareholders as of the close of business on March 26, 2020 will be able to vote their shares electronically during the 2020 Annual Meeting of Shareholders (other than shares held through Zoetis benefit plans which must be voted prior to the meeting) by going to www.virtualshareholdermeeting.com/ZTS2020 and following the instructions printed on your proxy card or notice of internet availability of proxy materials.

QUORUM AND REQUIRED VOTE

At the close of business on March 26, 2020, the record date for the 2020 Annual Meeting of Shareholders, 474,910,462 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting of Shareholders. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present for the meeting.

A majority of the shares of Zoetis common stock outstanding at the close of business on the record date must be present in order to hold the meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the 2020 Annual Meeting of Shareholders if you vote through the internet at the virtual annual meeting of shareholders or properly submit your proxy prior to such meeting.

ZOETIS 2020 PROXY STATEMENT	71

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our corporate governance documents and Delaware law, for the election of directors and the approval of the other Items on the agenda for the meeting.

Item	Vote Required	Effect of Abstentions and Broker Non-Votes*
Election of Directors	Majority of the votes cast (i.e., more votes “For” than “Against”)	Not considered as votes cast and have no effect on the outcome
Advisory Vote to Approve Our Executive Compensation (Say on Pay)	Majority of the votes cast	Not considered as votes cast and have no effect on the outcome
Advisory Vote on Frequency of Advisory Votes on Executive Compensation (every 1 year, 2 years, or 3 years)(Say on Pay Frequency)	We will consider shareholders to have expressed a preference for the frequency that receives the highest number of favorable votes	Not considered as votes cast and have no effect on the outcome
Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2020	Majority of the votes cast	May be considered as votes cast

*

A broker non-vote occurs when a broker submits a proxy but does not vote on an Item because it is not a “routine” item under New York Stock Exchange rules and the broker has not received voting instructions from the beneficial owner of the shares. Your broker may vote without your instructions only on Item 4 — Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2020, which is considered a “routine” matter.

EFFECT OF NOT CASTING YOUR VOTE

If we have received a proxy specifying your voting choice, your shares will be voted in accordance with that choice.

If you are a registered shareholder and you do not cast your vote, no votes will be cast on your behalf on any of the Items at the Annual Meeting.

If you are a registered shareholder and sign and return a proxy card without specific voting instructions, or if you vote by telephone or via the internet without indicating how you want to vote, your shares will be voted in accordance with the Board’s voting recommendations stated above.

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, if you do not provide voting instructions to your broker, the broker is permitted to exercise discretionary voting authority only on “routine” matters. The only “routine” item on this year’s Annual Meeting agenda is Item 4 — Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2020. If you hold your shares in street name, and you wish to have your shares voted on all items in this proxy statement, you must complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any Items, except that your broker may vote in its discretion on Item 4.

COST OF PROXY SOLICITATION

We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. We will also bear the cost of soliciting votes on behalf of the Board of Directors. Zoetis will provide copies of these proxy materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Our directors, officers, or employees may solicit proxies or votes for us in person, or by mail, telephone, or electronic communication. They will not receive any additional compensation for these solicitation activities. We will enlist the help of banks, brokers and other nominee holders in soliciting proxies for the Annual Meeting of Shareholders from their customers who are beneficial owners of our stock and will reimburse those firms for related out-of-pocket expenses. We have retained

72	ZOETIS 2020 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Saratoga Proxy Consulting, LLC, a professional proxy solicitation firm, to help us solicit proxies. Zoetis expects that it will pay Saratoga Proxy Consulting, LLC its customary fees, estimated to be approximately $15,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. Zoetis also has agreed to indemnify Saratoga Proxy Consulting, LLC against certain liabilities relating to or arising out of its engagement.

AVAILABILITY OF VOTING RESULTS

We will disclose the voting results in a Current Report on Form 8-K to be filed with the SEC within 4 business days following the 2020 Annual Meeting of Shareholders.

QUESTIONS

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the telephone numbers or address set forth below:

Saratoga Proxy Consulting, LLC

520 Eighth Avenue, 14th Floor

New York, NY 10018

Call Collect: 212-257-1311

Call Toll-Free: 888-368-0379

ZOETIS 2020 PROXY STATEMENT	73

INFORMATION ABOUT SUBMITTING SHAREHOLDER PROPOSALS AND OUR 2021 ANNUAL MEETING

Under our By-laws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to propose an item of business at an annual meeting. Under these advance notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to our Corporate Secretary at our principal executive offices. We must receive the notice within the following deadlines:

●

We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days but no more than 120 days before the first anniversary of the prior year’s meeting. Under this provision, we must receive notice pertaining to the 2021 Annual Meeting no earlier than January 20, 2021, and no later than February 19, 2021.

●

However, if we hold the 2021 Annual Meeting on a date that is not within 25 days before or after the anniversary date of the 2020 Annual Meeting, we must receive the notice no later than the close of business on the tenth day after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

●

If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business on the tenth day after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Our By-laws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of the proposed business and the reason for bringing it to the meeting, any material interest of the proposing shareholder in the business and certain other information about the shareholder. In addition, the shareholder making the proposal must be a shareholder of record on both the date such shareholder provides the notice and the record date for the meeting, and either the shareholder or such shareholder’s qualified representative must appear in person at the meeting to present the nomination or proposed item of business.

Any notice that is received outside of the window specified above for proposed items of business, or that does not include all of the information required by our By-laws or comply with the other requirements of our By-laws, will not be brought before the meeting.

Additionally, our By-laws contain proxy access provisions to permit eligible shareholders — including qualifying groups of up to 20 shareholders that have continuously owned at least 3% of the company’s outstanding common stock for at least three years — to nominate director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board, and have such nominees included in the company’s annual meeting proxy materials, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our By-laws. Notice of proxy access director nominees must be received by our Corporate Secretary at our principal executive offices not less than 90 days but no more than 120 days before the first anniversary of the prior year’s annual meeting. Under this provision, we must receive proxy access nominations notices pertaining to the 2021 Annual Meeting no earlier than January 20, 2021, and no later than February 19, 2021.

Under SEC Rule 14a-8, if a shareholder wants us to include a shareholder proposal in our proxy statement for the 2021 Annual Meeting, our Corporate Secretary must receive the proposal at our principal executive offices no later than December 7, 2020, which is 120 calendar days before the one-year anniversary of the release date of our proxy statement for the 2020 Annual Meeting. If we change the date of our 2021 meeting by more than 30 days from the one-year anniversary of the 2020 meeting, then the deadline is a reasonable time before we print and send our proxy materials for the 2021 meeting. Any such proposal must comply with all of the requirements of SEC Rule 14a-8.

74	ZOETIS 2020 PROXY STATEMENT

INFORMATION ABOUT SUBMITTING SHAREHOLDER PROPOSALS AND OUR 2021 ANNUAL MEETING

Shareholders should mail all nominations and proposals for our 2021 Annual Meeting to our Corporate Secretary at Zoetis Inc., 10 Sylvan Way, Parsippany, NJ 07054. You may obtain a copy of our By-laws from our Corporate Secretary at the same address. Our By-laws are also available online as Exhibit 3.2 to our 2019 Annual Report on Form 10-K filed with the SEC on February 13, 2020.

To reduce costs and be environmentally responsible, we have adopted an SEC-approved procedure called “householding.” Under this procedure, we may deliver a single copy of the notice of internet availability of proxy materials and, if applicable, this proxy statement and the Annual Report, to multiple shareholders who share the same address unless we have received contrary instructions from an impacted shareholder at that address. Shareholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the notice of internet availability of proxy materials and, if applicable, this proxy statement and the Annual Report, to any shareholder at a shared address to which the company delivered a single copy of any of these documents. If you are a registered shareholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact our Corporate Secretary by mail at Zoetis Inc., 10 Sylvan Way, Parsippany, NJ 07054, or by phone at (973) 822-7000. If you hold shares in street name or in a Zoetis benefit plan, you may contact your brokerage firm, bank, broker-dealer, benefit plan provider, or other similar organization to request information about householding.

www.zoetis.com

ZOETIS 2020 PROXY STATEMENT	75

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE ORBLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D03969-P38769 2. Advisory vote to approve our executivecompensation (Say on Pay). The Board of Directors recommends you vote 1 YEAR for Proposal 3. 3. Advisory vote on the frequency of future advisory votes on executive compensation (Say on Pay Frequency). 4. Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2020. The Board of Directors recommends you vote FOR Proposal 4. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain For Against Abstain ZOETIS INC. ZOETIS INC. ATTN: KATHERINE WALDEN 10 SYLVAN WAY PARSIPPANY, NJ 07054 1a. Gregory Norden 1c. Kristin C. Peck 1b. Louise M. Parent 1d. Robert W. Scully 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the listed nominees, and FOR Proposal 2. 1 Year 2 Years 3 Years Abstain For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ZTS2020 You may participate in the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which shareholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D03970-P38769 ZOETIS INC. Annual Meeting of Shareholders May 20, 2020 8:30 AM, EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Heidi C. Chen and Katherine H. Walden, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ZOETIS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, EDT on May 20, 2020, via live webcast atwww.virtualshareholdermeeting.com/ZTS2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If shares of Zoetis Inc. common stock are issued to or held for the account of the undersigned under employee stock or retirement benefit plans and voting rights are attached to such shares (an “Employee Voting Plan”), the undersigned hereby directs the respective fiduciary of each applicable Employee Voting Plan to vote all shares of Zoetis Inc. common stock held in the undersigned’s name and/or account under such Employee Voting Plan in accordance with the instructions given herein, at Zoetis Inc.’s Annual Meeting of Shareholders and any adjournment or postponement thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If the undersigned has shares in an Employee Voting Plan and does not vote those shares, the Employee Voting Plan fiduciary may or may not vote the shares, in accordance with the terms of the Employee Voting Plan. Employee Voting Plan shares may not be voted at the meeting. All votes of Employee Voting Plan shares must be received by 11:59 P.M., EDT, Friday, May 15, 2020, in order to be counted. Address Changes/Comments: ______ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side